As filed with the Securities and Exchange Commission on September 7, 2007
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	1333 South Clearview Parkway Jefferson, Louisiana 70121 (504) 729-1400 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	72-0693290 (I.R.S. Employer Identification Number)

Thomas M. Kitchen
Senior Executive Vice President and Chief Financial Officer
Stewart Enterprises, Inc.
1333 South Clearview Parkway
Jefferson, Louisiana 70121
(504) 729-1400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:
Dionne M. Rousseau, Esq.
Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.
201 St. Charles Avenue, Floor 51
New Orleans, Louisiana 70170
(504) 582-8338

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

				Proposed
			Proposed	maximum
	Amount to be		maximum offering	aggregate	Amount of
Title of each class of securities to be registered	registered		price per share	offering price(1)	registration fee
3.125% Senior Convertible Notes due 2014	$125,000,000	(2)	100%	$125,000,000	$3,837.50
Subsidiary Guarantees of 3.125% Senior Convertible Notes due 2014	N/A		N/A	N/A	N/A	(3)
3.375% Senior Convertible Notes due 2016	$125,000,000	(4)	100%	$125,000,000	$3,837.50
Subsidiary Guarantees of 3.375% Senior Convertible Notes due 2016	N/A		N/A	N/A	N/A	(3)
Class A Common Stock (no par value per share) (5)	22,623,400	(6)	N/A	N/A	N/A	(6)
Total	—		—	—	$7,675.00

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(2)	Represents the aggregate principal amount of 3.125% Senior Convertible Notes due 2014 that we sold in a private placement on June 27, 2007 being registered for resale.

(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate filing fee is payable with respect to the guarantees of the notes being registered.

(4)	Represents the aggregate principal amount of 3.375% Senior Convertible Notes due 2016 that we sold in a private placement on June 27, 2007 being registered for resale.

(5)	Each share of Class A common stock is accompanied by one preferred stock purchase right as set forth in the Rights Agreement dated as of October 28, 1999, as amended, between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent.

(6)	Each $1,000 principal amount of a 3.125% Senior Convertible Note due 2014 or a 3.375% Senior Convertible Note due 2016 may be converted into 90.4936 shares of Class A common stock, subject to adjustments. The registrant is registering 22,623,400 shares of Class A common stock. Pursuant to Rule 416 under the Securities Act, the registrant is also registering an indeterminate number of shares as may become issuable upon conversion by reason of adjustments in the conversion price. No additional registration fee is required pursuant to Rule 457(i) under the Securities Act.

TABLE OF ADDITIONAL REGISTRANTS
     Each of the following subsidiaries of Stewart Enterprises, Inc., and each other subsidiary that is or becomes a guarantor of the securities registered hereby, is hereby deemed to be a registrant.

	State of	I.R.S. Employer
	Incorporation or	Identification
Exact Name of Additional Registrants*	Formation	Number
KILGORE-GREEN FUNERAL HOME, INC.	ALABAMA	63-0569262
S.E. CEMETERIES OF ALABAMA, INC.	ALABAMA	72-1206115
S.E. COMBINED SERVICES OF ALABAMA, INC.	ALABAMA	63-0591928
S.E. FUNERAL HOMES OF ALABAMA, INC.	ALABAMA	63-0515943
FOREST HILLS CEMETERY, INC.	ARKANSAS	71-0249636
GRIFFIN-LEGGETT INSURANCE AGENCY, INC.	ARKANSAS	72-1420663
GRIFFIN-LEGGETT, INC.	ARKANSAS	71-0078620
GROSS FUNERAL HOME, INC.	ARKANSAS	71-0311354
S.E. FUNERAL HOMES OF ARKANSAS, INC.	ARKANSAS	71-0675698
ALL SOULS MORTUARY, INC.	CALIFORNIA	94-3274423
ASHES TO ASHES, INC.	CALIFORNIA	95-3983428
ASSUMPTION MORTUARY, INC.	CALIFORNIA	77-0498846
BARSTOW FUNERAL HOMES, INC.	CALIFORNIA	33-0638122
BUCHHEIM FAMILY, INC.	CALIFORNIA	94-2746770
CALVARY MORTUARY OF LOS ANGELES, CALIFORNIA, INC.	CALIFORNIA	94-3281559
CATALINA CHANNEL CREMATION SOCIETY	CALIFORNIA	33-0422532
CATHOLIC MORTUARY SERVICES, INC.	CALIFORNIA	68-6186018
DeYOUNG MEMORIAL CHAPEL, INC.	CALIFORNIA	94-2564101
DILDAY BROTHERS HUNTINGTON VALLEY MORTUARY	CALIFORNIA	95-2556142
HOLY CROSS MORTUARY OF CULVER CITY, CALIFORNIA, INC.	CALIFORNIA	94-3281560
HOLY CROSS MORTUARY OF POMONA, CALIFORNIA, INC.	CALIFORNIA	94-3281562
HOPSON MORTUARY, INC.	CALIFORNIA	95-2803488
LASSILA FUNERAL CHAPELS, INC.	CALIFORNIA	94-2756152
LOMBARD & CO.	CALIFORNIA	94-1495254
N.D. DAVIS & ASSOCIATES, INC.	CALIFORNIA	94-2303150
QUEEN OF HEAVEN MORTUARY, INC.	CALIFORNIA	94-3281558
RESURRECTION MORTUARY, INC.	CALIFORNIA	94-3281561
RIVER CITIES FUNERAL CHAPEL, INC.	CALIFORNIA	68-0361610
S.E. ACQUISITION OF CALIFORNIA, INC.	CALIFORNIA	72-1307437
S.E. ACQUISITION OF DELANO, CALIFORNIA, INC.	CALIFORNIA	94-3289240
S.E. ACQUISITION OF GLENDALE, CALIFORNIA, INC.	CALIFORNIA	72-1318639
S.E. ACQUISITION OF LANCASTER, CALIFORNIA, INC.	CALIFORNIA	72-1313799
S.E. ACQUISITION OF LOS OSOS MORTUARY AND MEMORIAL PARK, INC.	CALIFORNIA	72-1312297
S.E. ACQUISITION OF OAKHURST, CALIFORNIA, INC.	CALIFORNIA	94-3269965
S.E. ACQUISITION OF OROVILLE, CALIFORNIA, INC.	CALIFORNIA	91-1751841
SAN DIEGO CEMETERY ASSOCIATION	CALIFORNIA	95-2131281
SAN FERNANDO MISSION MORTUARY, INC.	CALIFORNIA	94-3281557
SANTA BARBARA FUNERAL SERVICES, INC.	CALIFORNIA	95-2485442
SANTA CLARA MORTUARY, INC.	CALIFORNIA	77-0498848
SCOVERN MORTUARY, A CALIFORNIA CORPORATION	CALIFORNIA	95-3780939
SDCA HOLDINGS, INC.	CALIFORNIA	95-6062503
SIMPLICITY PLAN OF CALIFORNIA, INC.	CALIFORNIA	68-0404445
STEWART PRE-NEED SERVICES, INC.	CALIFORNIA	68-0404446

	State of	I.R.S. Employer
	Incorporation or	Identification
Exact Name of Additional Registrants*	Formation	Number
STRICKLIN/SNIVELY MORTUARY	CALIFORNIA	95-2426875
VICTOR V. DESROSIER, INC.	CALIFORNIA	95-1535997
WALLACE E. WHITE & HOWARD J. CALLANAN, INC.	CALIFORNIA	95-1370180
SENTINEL CREMATION SOCIETIES, INC.	DELAWARE	94-3085260
A.P. BOZA FUNERAL HOME, INC.	FLORIDA	59-1237218
ALL FAITHS MEMORIAL PARK, INC.	FLORIDA	59-1825207
ARLINGTON MEMORIAL PARK CEMETERY AND FUNERAL HOME, INC.	FLORIDA	59-1008713
BALDWIN-FAIRCHILD FUNERAL HOMES, INC.	FLORIDA	59-2050710
BAY AREA CREMATORY, INC.	FLORIDA	59-1706261
BRUCE OCALA FUNERAL HOME, INC.	FLORIDA	59-2256460
CEMETERY MANAGEMENT, INC.	FLORIDA	59-2200905
CHAPEL HILL CEMETERY, INC.	FLORIDA	59-1036850
CURRY & SON FUNERAL HOME, INC.	FLORIDA	59-2232961
FLORIDA HILLS MEMORIAL GARDENS, INC.	FLORIDA	59-1472326
GARDEN OF MEMORIES, INC.	FLORIDA	59-0259432
GLEN HAVEN MEMORIAL PARK, INC.	FLORIDA	59-1280092
GOOD SHEPHERD MEMORIAL GARDENS, INC.	FLORIDA	59-1157844
HIGHLAND MEMORY GARDENS, INC. (FL)	FLORIDA	59-1311244
HUBBELL FUNERAL HOME AND CREMATORY, INC.	FLORIDA	59-2031206
KICLITER FUNERAL HOME, INC.	FLORIDA	65-0327962
MADCEM OF FLORIDA, INC.	FLORIDA	59-2815682
MEMORIAL PARK CEMETERY, INC.	FLORIDA	59-2977889
MEMORIAL SUNSET PARK, INC.	FLORIDA	65-0103104
OAKLAWN PARK CEMETERY AND FUNERAL HOME, INC.	FLORIDA	59-2872325
ROBERTS FUNERAL HOME, INC.	FLORIDA	59-3483106
ROYAL PALM MEMORIAL GARDENS, INC.	FLORIDA	59-2741049
S.E. BD TAMPA, INC.	FLORIDA	59-3054190
S.E. DCG TAMPA, INC.	FLORIDA	59-3061484
SEMORAN FUNERAL HOME, INC.	FLORIDA	59-2174496
SOUTH DADE-PALMS MEMORIAL PARK, INC.	FLORIDA	59-0778117
SYLVAN ABBEY MEMORIAL PARK, INC.	FLORIDA	59-0600575
THE SIMPLICITY PLAN, INC.	FLORIDA	59-3506520
TURNER CREMATORY, INC.	FLORIDA	59-2992267
TURNER FUNERAL HOMES, INC.	FLORIDA	59-2109540
WALSH & WOOD FUNERAL HOME, INC.	FLORIDA	59-0614284
WOODLAWN MEMORY GARDENS, INC.	FLORIDA	59-0586203
WOODLAWN PARK CEMETERY COMPANY	FLORIDA	59-0516280
CHEATHAM HILL MEMORIAL PARK, INC.	GEORGIA	58-1354650
EASTLAWN CORPORATION	GEORGIA	58-6017469
GARNER FAMILY FUNERAL HOME, INC.	GEORGIA	58-2064086
HAISTEN FUNERAL HOME OF HENRY COUNTY, INC.	GEORGIA	58-2022340
HAISTEN FUNERAL HOMES, INC.	GEORGIA	58-1421290
HIGGINS AND SON FUNERAL HOME, INC.	GEORGIA	58-2425644
HOLLY HILL MEMORIAL PARK, INC.	GEORGIA	58-1392485
ROSE HAVEN FUNERAL HOME & CEMETERY, INC.	GEORGIA	59-3295367
S.E. ACQUISITION OF LITHONIA, GEORGIA, INC.	GEORGIA	58-2212760
S.E. FUNERAL HOMES OF ILLINOIS, INC.	ILLINOIS	36-3199562
KNUTSON FUNERAL HOMES, INC.	IOWA	42-0951378
PAULEY FUNERAL HOME, INC.	IOWA	42-1029161
RUNYAN MANGOLD, INC.	KANSAS	48-0922874
ACME MAUSOLEUM CORPORATION	LOUISIANA	72-1149943
ENDURING MEMORIES, INC.	LOUISIANA	20-5351506
EMPRESAS STEWART — CEMENTERIOS, INC.	LOUISIANA	72-1244353

	State of	I.R.S. Employer
	Incorporation or	Identification
Exact Name of Additional Registrants*	Formation	Number
EMPRESAS STEWART — FUNERARIAS, INC.	LOUISIANA	72-1246744
LAKE LAWN METAIRIE FUNERAL HOME (JOINT VENTURE)	LOUISIANA	72-0851803
S.E. AUSTRALIA, INC.	LOUISIANA	72-1283266
S.E. CEMETERIES OF LOUISIANA, INC.	LOUISIANA	72-0684451
S.E. FUNERAL HOMES OF LOUISIANA, INC.	LOUISIANA	72-1114514
S.E. SOUTH-CENTRAL, INC.	LOUISIANA	72-1239618
STEWART ENTERPRISES (EUROPE), INC.	LOUISIANA	72-1358384
STEWART RESOURCE CENTER, INC.	LOUISIANA	72-0114030
STEWART SERVICES, INC.	LOUISIANA	72-1346587
BOUNDS FUNERAL HOME, INC.	MARYLAND	52-1630262
CEDAR HILL CEMETERY COMPANY, INC.	MARYLAND	52-1602271
CREST LAWN MEMORIAL GARDENS, INC.	MARYLAND	52-1602272
DRUID RIDGE CEMETERY COMPANY	MARYLAND	52-0297170
FORT LINCOLN CEMETERY, INC.	MARYLAND	52-1376288
FORT LINCOLN FUNERAL HOME, INC.	MARYLAND	52-0703419
GALLERY GRANITE CORPORATION	MARYLAND	52-1988923
HILLCREST MEMORIAL CEMETERY, INC.	MARYLAND	52-0625906
HINES-RINALDI FUNERAL HOME, INC.	MARYLAND	52-0959564
JOHN M. TAYLOR FUNERAL HOME, INC.	MARYLAND	52-0744522
LOUDON PARK CEMETERY COMPANY	MARYLAND	52-0395020
LOUDON PARK FUNERAL HOME, INC.	MARYLAND	52-0559766
NATIONAL HARMONY MEMORIAL PARK, INC.	MARYLAND	53-0260676
PARKLAWN, INC.	MARYLAND	52-0702108
PARKWOOD MANAGEMENT COMPANY	MARYLAND	52-1512350
S.E. MID-ATLANTIC, INC.	MARYLAND	52-1602273
SIMPLE TRIBUTE OF MARYLAND, INC.	MARYLAND	52-0581481
THE PARKWOOD CEMETERY COMPANY	MARYLAND	52-0439130
WILLIAM W. CHAMBERS, INC.	MARYLAND	53-0239999
LAKEWOOD MEMORIAL PARK, INC.	MISSISSIPPI	64-0188145
D.W. NEWCOMER’S SONS, INC.	MISSOURI	43-1843891
DWN PROPERTIES, INC.	MISSOURI	43-1450708
FUNERAL SECURITY PLANS, INC.	MISSOURI	44-0664950
THE LINCOLN MEMORIAL PARK CEMETERY ASSOCIATION	NEBRASKA	47-0222120
RENO MEMORIAL, INC.	NEVADA	16-1083308
S.E.N.S. OF NEVADA, INC.	NEVADA	88-0285085
S.E. ACQUISITION OF NEVADA, INC.	NEVADA	88-0397289
S.E. ACQUISITION OF RENO, NEVADA, INC.	NEVADA	88-0405123
GORNY & GORNY PATERSON-CLIFTON MORTUARY	NEW JERSEY	22-1851465
S.E. ACQUISITION OF CLIFTON, NEW JERSEY, INC.	NEW JERSEY	22-3620444
S.E. ACQUISITION OF SANTA FE, NEW MEXICO, INC.	NEW MEXICO	62-1688895
C.J. APPLEGATE AND SONS, INC.	NEW YORK	15-0611808
CORNELL & DAGGETT, INC.	NEW YORK	16-0393170
GARDINIER COLLETTI MEMORIAL HOME, INC.	NEW YORK	16-1083308
MURPHY FUNERAL SERVICE, INC.	NEW YORK	16-1154577
OTTO REDANZ FUNERAL HOME, INC.	NEW YORK	16-0843505
S.E. ACQUISITION OF FREDONIA, NEW YORK, INC.	NEW YORK	52-2073694
STRONG & BURNS FUNERAL HOME, INC.	NEW YORK	16-1449371
CATAWBA MEMORIAL PARK, INC.	NORTH CAROLINA	56-1186602
EVANS FUNERAL HOME, INC.	NORTH CAROLINA	56-1766627
GARRETT — HILLCREST, INC.	NORTH CAROLINA	56-0497389
MCLAURIN’S FUNERAL HOME, INC.	NORTH CAROLINA	56-0774793
MONTLAWN MEMORIAL PARK, INC.	NORTH CAROLINA	56-1338130
S.E. CEMETERIES OF NORTH CAROLINA, INC.	NORTH CAROLINA	56-0320583
S.E. FUNERAL HOMES OF NORTH CAROLINA, INC.	NORTH CAROLINA	56-1415185

	State of	I.R.S. Employer
	Incorporation or	Identification
Exact Name of Additional Registrants*	Formation	Number
AMLING/SCHROEDER FUNERAL SERVICE, INC.	OREGON	93-1181655
CASCADE CREMATORY, INC.	OREGON	93-1179976
CHAPEL OF THE ROSES, INC.	OREGON	93-0474022
CHAPEL OF THE VALLEY FUNERAL HOME, INC.	OREGON	93-1162684
DUTTON, INC.	OREGON	93-1064740
J.P. FINLEY AND SON MORTUARY, INC.	OREGON	93-1066620
S.E. ACQUISITION OF MYRTLE CREEK, OREGON, INC.	OREGON	93-1204595
S.E. ACQUISITION OF OREGON, INC.	OREGON	93-1187545
S.E. ACQUISITION OF REEDSPORT, OREGON, INC.	OREGON	91-1852408
S.E. BEND NR, INC.	OREGON	93-0497426
S.E. BEND TDHM, INC.	OREGON	93-1136418
S.E. GREENWOOD, INC.	OREGON	93-0179035
SUNSET HILLS MEMORIAL PARK	OREGON	93-0395535
BENJAMIN FRANKLIN P. M., INC.	PENNSYLVANIA	36-3410961
GEORGE WASHINGTON MEMORIAL PARK, INC.	PENNSYLVANIA	23-1196097
KIRK & NICE SUBURBAN CHAPEL, INC.	PENNSYLVANIA	23-1322135
KIRK & NICE, INC.	PENNSYLVANIA	23-1543090
PET HAVEN, INC.	PENNSYLVANIA	23-1954580
S.E. ACQUISITION OF PENNSYLVANIA, INC.	PENNSYLVANIA	23-2774157
SUNSET MEMORIAL PARK COMPANY	PENNSYLVANIA	23-1137620
DUNBAR FUNERAL HOME, INC.	SOUTH CAROLINA	57-0283484
S.E. CEMETERIES OF SOUTH CAROLINA, INC.	SOUTH CAROLINA	57-1019419
S.E. COMBINED SERVICES OF SOUTH CAROLINA, INC.	SOUTH CAROLINA	57-0994297
S.E. FUNERAL HOMES OF SOUTH CAROLINA, INC.	SOUTH CAROLINA	57-0509513
MONTE VISTA BURIAL PARK, INC.	TENNESSEE	62-0298090
MT. JULIET MEMORIAL GARDENS, INC.	TENNESSEE	62-0816875
NAVE FUNERAL HOME OF LEBANON, INC.	TENNESSEE	72-1411524
S.E. COMBINED SERVICES OF TENNESSEE, INC.	TENNESSEE	62-0453134
S.E. FUNERAL HOMES OF TENNESSEE, INC.	TENNESSEE	62-0946762
THE NASHVILLE HISTORIC CEMETERY ASSOCIATION, INC.	TENNESSEE	62-1455239
ABBEY PLAN OF TEXAS, INC.	TEXAS	74-2869205
BELEW FUNERAL HOME, INC.	TEXAS	75-2579187
EMERALD HILLS FUNERAL CORPORATION	TEXAS	75-2153941
GUARDIAN CREMATION SOCIETY, INC.	TEXAS	75-2783157
LYONS FUNERAL HOME, INC.	TEXAS	75-2552395
PASADENA FUNERAL HOME, INC.	TEXAS	75-2640884
S.E. CEMETERIES OF TEXAS, INC.	TEXAS	75-1506921
S.E. FUNERAL HOMES OF TEXAS, INC.	TEXAS	75-0948243
SIMPLICITY PLAN OF TEXAS, INC.	TEXAS	75-2317933
CLINCH VALLEY MEMORIAL CEMETERY, INC.	VIRGINIA	54-1406409
EVERLY FUNERAL HOMES, INCORPORATED	VIRGINIA	54-0611646
EVERLY PFP, INC.	VIRGINIA	54-1425591
MONTICELLO MEMORY GARDENS, INC.	VIRGINIA	55-0590890
S.E. CEMETERIES OF VIRGINIA, INC.	VIRGINIA	54-0832763
S.E. FUNERAL HOMES OF VIRGINIA, INC.	VIRGINIA	54-0718777
CREMATION SOCIETY NORTHWEST, INC.	WASHINGTON	91-1689873
E.R. BUTTERWORTH & SONS	WASHINGTON	91-0161720
S.E. ACQUISITION OF WASHINGTON, INC.	WASHINGTON	91-1869762
S.E.E.S. OF VANCOUVER, INC.	WASHINGTON	91-1435155
BARTLETT-BURDETTE-COX FUNERAL HOME, INC.	WEST VIRGINIA	55-0568150
CASDORPH & CURRY FUNERAL HOME, INC.	WEST VIRGINIA	55-0721178

	State of	I.R.S. Employer
	Incorporation or	Identification
Exact Name of Additional Registrants*	Formation	Number
EASTERN CEMETERY ASSOCIATES, INC.	WEST VIRGINIA	55-0548764
KANAWHA PLAZA PARTNERSHIP	WEST VIRGINIA	55-0540511
KLINGEL-CARPENTER MORTUARY, INC.	WEST VIRGINIA	55-0460584
LOI CHARLESTON, INC.	WEST VIRGINIA	55-0722745
NATIONAL EXCHANGE TRUST, LTD.	WEST VIRGINIA	55-0579178
NATIONAL FUNERAL SERVICES, INCORPORATED	WEST VIRGINIA	55-0604593
S.E. ACQUISITION OF MALDEN, WEST VIRGINIA, INC.	WEST VIRGINIA	55-0764400
S.E. CEMETERIES OF WEST VIRGINIA, INC.	WEST VIRGINIA	55-0418939
S.E. FUNERAL HOMES OF WEST VIRGINIA, INC.	WEST VIRGINIA	55-0526285
WILSON FUNERAL HOME, INC.	WEST VIRGINIA	55-0329572
S.E. CEMETERIES OF WISCONSIN, INC.	WISCONSIN	39-1147526
Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P.
Opinion of Davis, Polk & Wardwell
Computation of Ratio of Earnings to Fixed Charges
Consent of Independent Registered Public Accounting Firm
Statement of Eligibility of Trustee on Form T-1

*	The address for each of the additional registrants is 1333 South Clearview Parkway, Jefferson, LA 70121, telephone (504) 729-1400.

Stewart Enterprises, Inc.
$125,000,000 3.125% Senior Convertible Notes due 2014
$125,0000,000 3.375% Senior Convertible Notes due 2016
Class A Common Stock Issuable Upon Conversion of the Notes
     We issued $125,000,000 principal amount of 3.125% Senior Convertible Notes due 2014 (the “2014 notes”) and $125,000,000 principal amount of 3.375% Senior Convertible Notes due 2016 (the “2016 notes” and, together with the 2014 notes, the “notes”) in a private placement on June 27, 2007. This prospectus will be used by selling securityholders to resell their notes and Class A common stock issuable on conversion of their notes. We will pay interest on the notes on January 15 and July 15 of each year, beginning on January 15, 2008. The notes are our unsecured senior obligations and will rank equal in right of payment with all of our existing and future unsubordinated indebtedness. The notes are guaranteed on an unsecured senior basis by substantially all of our subsidiaries that are guarantors of our 6.25% Senior Notes due 2013.
Convertibility of the Notes:
     Holders may convert their (i) 2014 notes based on a conversion rate of 90.4936 shares of our Class A common stock per $1,000 principal amount of 2014 notes (which is equal to an initial conversion price of approximately $11.05 per share) and (ii) 2016 notes based on a conversion rate of 90.4936 shares of our Class A common stock per $1,000 principal amount of 2016 notes (which is equal to an initial conversion price of approximately $11.05 per share), in each case subject to adjustment, only under the following circumstances: (1) if the closing price of our Class A common stock reaches, or the trading price of the notes falls below, specified thresholds, (2) if specified distributions to holders of our Class A common stock occur, (3) if a fundamental change occurs or (4) with respect to the notes of each series, during the last month prior to the maturity date of the notes of that series. Upon conversion, in lieu of shares of our Class A common stock, for each $1,000 principal amount of notes converted, a holder will receive an amount in cash equal to the lesser of $1,000 or the conversion value, determined in the manner set forth in this prospectus, of the number of shares of our Class A common stock equal to the conversion rate. If the conversion value exceeds $1,000, we will also deliver, at our election, cash or Class A common stock or a combination of cash and Class A common stock with respect to such excess amount, subject to certain limitations as described in this prospectus. If a holder elects to convert its notes in connection with certain fundamental change transactions, we will pay, to the extent described in this prospectus, a make whole premium by increasing the conversion rate applicable to such notes.
     Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “STEI.” On August 30, 2007, the closing sale price of our Class A common stock on the NASDAQ Global Select Market was $7.01 per share.
Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change:
     If we experience a fundamental change, holders may require us to purchase for cash all or a portion of their notes at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.
     The notes are eligible to trade in The PORTAL Market of the National Association of Securities Dealers, Inc.
     The selling securityholders may sell the notes and the Class A common stock into which the notes are convertible either directly or through underwriters, broker-dealers or agents and in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholder will be responsible for underwriting discounts or commissions or broker-dealer’s or agent’s commissions.
     Investing in the notes and Class A common stock involves risks that are described in the “Risk Factors” section beginning on page 9 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 7, 2007.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the documents incorporated by reference are accurate only as of the date of this prospectus or the respective document incorporated by reference, as the case may be. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. All statements other than statements of historical fact are forward-looking statements, and they can often be identified by the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will” and similar expressions.
     These forward-looking statements rely on assumptions, estimates and predictions that could be inaccurate and that are subject to risks and uncertainties, which could cause actual results to differ materially from the results anticipated by the forward-looking statements. Important factors that may cause our actual results to differ materially from expectations reflected in our forward-looking statements include those described in “Risk Factors.” We undertake no obligation to update or revise forward-looking statements to reflect new circumstances or unanticipated events as they occur.

SUMMARY
     This summary represents highlights of information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes or Class A common stock. You should read the entire prospectus carefully, including “Risk Factors” and our financial statements and notes to those financial statements, which are incorporated by reference, and other information appearing elsewhere or incorporated by reference in this prospectus. References in this prospectus to “Stewart Enterprises,” “Stewart,” “we,” “us” and “our” refer to Stewart Enterprises, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. References in the prospectus to our “common stock” refer to our Class A common stock, unless otherwise indicated or the context otherwise requires.
Stewart Enterprises, Inc.
     Founded in 1910, Stewart is the second largest provider of funeral and cemetery products and services in the death care industry in the United States. Through our subsidiaries, we provide a complete range of funeral merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis. As of July 31, 2007, our operations included 225 funeral homes and 142 cemeteries in 25 states within the United States and in Puerto Rico.
     For fiscal year 2006, funeral operations accounted for approximately 55% of our total revenues, and cemetery operations accounted for the remaining 45%. Our funeral homes offer a wide range of services and products including funeral services, cremation, transportation services, removal and preparation of remains, caskets and flowers. We also earn commissions on the sale of insurance-funded preneed funeral contracts that will be funded by life insurance or annuity contracts issued by third party insurers when we act as an agent on the sale of the policies. Our cemetery operations sell cemetery property, merchandise and services. Cemetery property includes lots, lawn crypts and family and community mausoleums. Cemetery merchandise includes vaults, monuments and markers. Cemetery services include burial site openings and closings and inscriptions.
     We believe that we operate one or more of the premier death care facilities in each of our principal markets. Our funeral homes and cemeteries are located primarily in the Southern, Western, Mid-Atlantic and Mid-Western states, generally in large metropolitan areas such as Miami, Orlando, Tampa and St. Petersburg, Florida; Dallas, Fort Worth and Houston, Texas; Los Angeles, San Diego and San Francisco, California; New Orleans, Louisiana; Baltimore, Maryland and the District of Columbia. According to the United States Bureau of the Census, many of these areas have a large population over age 65, which represents a principal target market for our preneed sales program as well as at-need sales. We strive to be an industry leader in marketing preneed cemetery property and preneed funeral and cemetery merchandise and services and we consider preneed sales to be an integral part of our long-term business strategy.
     Cemetery operations account for a significantly larger percentage of our total revenues than those of our two largest public competitors. We believe cemeteries provide the best foundation for securing long-term market share in our industry. The sale of cemetery property to a family creates a relationship that builds heritage over time, as family members are buried in a plot or mausoleum and as other family members purchase additional cemetery property in order to be buried in the same cemetery. Our relationships with our cemetery property customers allow us to offer related products and services, such as cemetery merchandise and funeral services, at one of our businesses located on the cemetery grounds or nearby.
     We believe that our combination operations help to increase market share. By building funeral homes on existing cemetery property, we are able to offer families the convenience of complete funeral home and cemetery planning, services and merchandise from a single location at a competitive price at the time of need or on a preneed basis. Approximately 48% of our cemeteries have a funeral home onsite that we operate in conjunction with the cemetery. In addition to our combination operations, approximately 37% of our cemeteries are located within the same market as, and operated in conjunction with, one or more of our nearby funeral homes. We frequently organize our operating units in “clusters,” which are geographically integrated groups of funeral homes and cemeteries, allowing us to cost-effectively pool resources, such as assets, personnel and services, and generate higher margins.

     Our business was founded by the Stewart family in 1910, and was incorporated as a Louisiana corporation in 1970. Our principal executive offices are located at 1333 South Clearview Parkway, Jefferson, Louisiana 70121, and our telephone number is 504-729-1400. Our website address is www.stewartenterprises.com, where all of our public filings are available free of charge on the same day they are filed with the Securities and Exchange Commission (the “SEC”). The information contained on our website or that can be accessed through our website does not constitute part of this prospectus. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s website address is www.sec.gov.
The Notes and Class A Common Stock
     The following summary contains basic information about the notes and our Class A common stock that may be issued upon conversion of the notes, and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the notes, please refer to the section of this prospectus entitled “Description of Notes.” For a more complete understanding of our Class A common stock, please see the description of our Class A common stock in our registration statement on Form 8-A/A dated June 21, 2007, which is incorporated by reference in this prospectus. As used in this portion of the prospectus, the words “the company,” “we,” “us,” “our,” or “Stewart Enterprises” refer only to Stewart Enterprises, Inc. and do not include any of our current or future subsidiaries.

The Notes	$125,000,000 aggregate principal amount of 3.125% Senior Convertible Notes due 2014 and $125,000,000 aggregate principal amount of 3.375% Senior Convertible Notes due 2016.

Maturity Dates	July 15, 2014 for the 2014 notes and July 15, 2016 for the 2016 notes.

Interest and Payment Dates	3.125% per year, with respect to the 2014 notes, and 3.375% per year, with respect to the 2016 notes, in each case payable semi-annually in arrears in cash on January 15 and July 15 of each year, beginning January 15, 2008.

Guarantees	The notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured senior basis, by all of our subsidiaries that are guarantors of our 6.25% Senior Notes due 2013, except for three immaterial non-wholly owned subsidiaries and any future non-wholly owned subsidiaries. See “Description of Notes — Guarantees.”

Conversion Rights	Holders may convert their notes during the term of the notes on any business day prior to the close of business on the business day before the maturity date based on the applicable conversion rate only under the following circumstances:

•     during any fiscal quarter beginning after October 31, 2007, and only during such fiscal quarter, if the closing price of our common stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is more than 130% of the conversion price per share (which conversion price per share is equal to $1,000 divided by the then applicable conversion rate);

•     during the five business day period after any period of five consecutive trading days in which the trading price per $1,000 principal amount of notes for each trading day of that period was less than 95% of the product of the closing price of our common stock for each trading day of that period and the then applicable conversion rate for the applicable series of notes;

• if specified distributions to holders of our common stock are made;

• if a fundamental change occurs; or

•     with respect to the 2014 notes, at any time beginning on June 15, 2014, and with respect to the 2016 notes, at any time beginning on June 15, 2016, and ending, in each case, at the close of business on the business day immediately preceding the applicable maturity date.

The initial conversion rate for the 2014 notes is 90.4936 shares of common stock per $1,000 principal amount of notes. This is equivalent to an initial conversion price of approximately $11.05 per share of common stock.

The initial conversion rate for the 2016 notes is 90.4936 shares of common stock per $1,000 principal amount of notes. This is equivalent to an initial conversion price of approximately $11.05 per share of common stock.

Upon conversion of each $1,000 principal amount of notes, a holder will receive, in lieu of common stock, an amount in cash equal to the lesser of (1) $1,000 or (2) the conversion value, determined in the manner set forth in this prospectus, of a number of shares equal to the conversion rate. If the conversion value exceeds $1,000, we will also deliver, at our election, cash or common stock or a combination of cash and common stock with respect to the value of such excess amount, subject to certain limitations as described under “— Description of Notes — Conversion Rights — General.”

Make Whole Premium	If a holder elects to convert its notes in connection with certain transactions occurring on or before the maturity date that constitute a fundamental change, we will pay, as and to the extent described in this prospectus, a make whole premium on notes converted in connection with such transactions by increasing the conversion rate applicable to the applicable series of notes.

The amount of the increase in the applicable conversion rate, if any, will be based on the price of our common stock paid, or deemed paid, in the transaction and the effective date of the fundamental change. A description of how the increase in the applicable conversion rate will be determined and a table showing the increase that would apply at various common stock prices and fundamental change effective dates are set forth under “Description of Notes — Determination of Make Whole Premium.”

Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change

Upon specified fundamental change events, holders will have the option to require us to purchase for cash all or any portion of their notes at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. See “Description of Notes — Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change.”

Ranking	The notes are our senior unsecured obligations and rank:

• senior to any future indebtedness that is expressly subordinated to the notes;

• equally in right of payment with our existing and future senior unsecured indebtedness; and

•     effectively junior to all of our existing and future secured obligations to the extent of the value of the assets securing such obligations and to the indebtedness and other liabilities of our non-guarantor subsidiaries.

Similarly, the guarantees rank:

• senior to any future indebtedness that is expressly subordinated to the guarantees of such subsidiaries;

• equally in right of payment with the existing and future senior indebtedness of such subsidiaries; and

• effectively junior to all of the existing and future secured obligations of such subsidiaries to the extent of the value of the assets securing such obligations.

Rights of Holders of Class A common stock and Class B common stock

The rights of holders of Class A common stock and Class B common stock are essentially identical, except that holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. The Class B common stock is freely convertible into an equal number of shares of Class A common stock. Each share of Class B common stock is automatically converted into one share of Class A common stock upon transfer to persons other than “permitted transferees” of Frank B. Stewart, Jr., as defined in our articles of incorporation. As of July 31, 2007, by virtue of his beneficial ownership of outstanding Class A and Class B common shares, Mr. Stewart controlled approximately 33 percent of our total voting power and held approximately 11 percent of our outstanding equity.

Use of Proceeds	We will not receive any of the proceeds from the sale by the selling securityholders of the notes or the common stock issuable upon conversion of the notes.

Registration Rights	We have filed a shelf registration statement, of which this prospectus is a part, under the Securities Act of 1933 relating to the resale of the notes and common stock issuable upon conversion of the notes. We will keep the shelf registration statement effective until the earlier of (i) the sale pursuant to the shelf registration statement of all of the notes and/or the shares of common stock issuable upon conversion of the notes, (ii) the expiration of the holding period applicable to such securities held by non-affiliates under Rule 144(k) under the Securities Act of 1933, or any successor provision, and (iii) June 27, 2009. We will be required to pay additional interest, subject to some limitations, to the holders of the notes if this registration statement does not remain effective as required. See “Description of Notes — Registration Rights.”

DTC Eligibility	Each series of the notes was issued in fully registered book-entry form and is represented by permanent global notes without coupons. Global notes were deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, or DTC, in New York, New York. Beneficial interests in global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, and your interest in the global notes may not be exchanged for certificated notes, except in limited circumstances described in this prospectus. See ‘‘Description of Notes — Global Notes; Book-Entry Form.”

Form and Denomination	The notes are issued in minimum denominations of $1,000 and in any integral multiple of $1,000.

Trading	The notes will not be listed on any securities exchange or quoted through any automated quotation system. However, the notes that were issued in the private placement are eligible for trading in The PORTAL Market.

NASDAQ Trading Symbol for Common Stock	Our common stock is listed on the NASDAQ Global Select Market under the symbol “STEI.”

Material U.S. Federal Income Tax Considerations	See “Material U.S. Federal Income Tax Considerations” for a discussion of the tax considerations applicable to the purchase, ownership and conversion of the notes.

Risk Factors	See “Risk Factors” beginning on page 9 of this prospectus and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes or common stock.
Purchase of Call Options and Sale of Warrants Transactions
     Concurrently with the June 2007 offering and issuance of the notes, we purchased call options from Merrill Lynch International, an affiliate of one of the initial purchasers, which we refer to as MLI. We also sold warrants to Merrill Lynch Financial Markets, also an affiliate of one of the initial purchasers, which we refer to as MLFM. The net cost to us of the transactions was approximately $16.2 million.
     We purchased call options from MLI for approximately $60.0 million. The call options will offset our exposure to dilution from conversion of the notes because any shares we are obligated to deliver to noteholders upon conversion of the notes would be delivered to us by the counterparty. We also sold to MLFM for approximately $43.8 million warrants expiring in 2014 and 2016 to purchase 11,311,700 and 11,311,700 shares of Class A common stock, respectively. The strike prices of the warrants expiring in 2014 and 2016 are $12.93 per share of Class A common stock and $13.76 per share of Class A common stock, respectively. The warrants may not be exercised prior to the maturity of the notes. See “Purchase of Call Options and Sale of Warrant Transactions.”
     In connection with these transactions, MLI and MLFM:

•	were expected to enter into various over-the-counter derivative transactions or purchase our Class A common stock in secondary market transactions at or about the time of the pricing of the notes on June 21, 2007; and

•	subsequently may have entered into or in the future may enter into or unwind various over-the-counter derivatives or purchase or sell our Class A common stock in secondary market transactions, including during any conversion reference period with respect to a conversion of notes.

     These activities, and the activities of any counterparties to any derivative transactions entered into by MLI or MLFM, may affect the price of our Class A common stock during the term of the notes, especially during any conversion reference period, which could adversely affect the value of the notes during their term or the amount received upon conversion of the notes. See “Risk Factors — Risks Related to the Notes — Our call options and warrants transactions may affect the value of the notes and the trading price of our Class A common stock.”

RISK FACTORS
     Any investment in our notes or our Class A common stock involves a high degree of risk. You should consider the risks described below carefully and all of the information contained in this prospectus before deciding whether to purchase our notes or our Class A common stock, or to convert the notes into Class A common stock. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations would suffer. In that event, the price of the notes and our Class A common stock could decline, and you may lose all or part of your investment in the notes and our Class A common stock. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements.”
Risks Related to the Notes
The notes and guarantees are unsecured, and the notes are effectively subordinated to our secured indebtedness and the guarantees are effectively subordinated to the guarantors’ secured indebtedness.
     The notes and the guarantees are effectively subordinated to all of the secured debt of Stewart and the guarantors, respectively, to the extent of the value of the assets securing such debt. In the event that Stewart or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, or if we default on the senior secured credit facility or the notes, any indebtedness that is secured will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, that secure the debt before any payment may be made with respect to the notes or affected guarantees. In any of the foregoing events, we or the guarantors may not have sufficient assets to pay amounts due on the notes or guarantees, as the case may be.
     As of July 31, 2007, the notes were effectively subordinated to no secured indebtedness, and the guarantees were effectively subordinated to approximately $0.2 million of the secured indebtedness of the guarantors. Also at that date, approximately $81.2 million was available for future borrowing under our $125 million revolving senior secured credit facility after giving effect to $13 million of outstanding letters of credit and the Florida bond discussed below. As amounts borrowed under our senior secured credit facility are guaranteed on a secured basis by substantially all of our domestic subsidiaries, the notes and the guarantees are effectively subordinated to amounts borrowed under our senior secured credit facility to the extent of the value of the assets securing such debt. The indentures governing the notes permit us and the guarantors to incur additional secured debt.
     We are required by the State of Florida to maintain a bond ($30.8 million as of July 31, 2007) to guarantee our obligations relating to the funds we withdrew from our preneed funeral trusts in Florida. This amount would become secured senior indebtedness of Stewart and the guarantors if we were to borrow funds under our revolving credit facility to extinguish the bond obligation by returning to the trusts the amounts we previously withdrew that relate to the remaining preneed contracts.
     As of July 31, 2007, our balance sheet included approximately $1 billion in assets reflecting funds held in our preneed funeral merchandise and services trusts, preneed cemetery merchandise and services trusts, cemetery perpetual care trusts and amounts due from our customers. We believe that, pursuant to state laws that require the establishment of these trusts, as a legal matter, the assets of most of these trusts are not likely to be available to satisfy the claims of our or the guarantors’ creditors.
Stewart is a holding company and depends on cash flows from subsidiaries to meet its obligations.
     Stewart is a holding company, and it conducts substantially all of its operations through its subsidiaries. Consequently it does not have any income from operations and does not expect to generate any significant income from operations in the future. Although the notes are guaranteed on an unsecured basis by all of our subsidiaries that are guarantors of our 6.25% Senior Notes due 2013 except for three immaterial non-wholly owned subsidiaries and except for any future non-wholly owned subsidiaries, as a result of this holding company structure, our ability to meet our debt service obligations, including our obligations under the notes, substantially depends upon our subsidiaries’ cash flow and payment of funds to us by our subsidiaries as dividends, loans, advances or other payments.

Our subsidiaries’ payment of dividends or making of loans, advances or other payments may be subject to regulatory or contractual restrictions.
     Our non-guarantor subsidiaries are separate and distinct legal entities with no obligation to pay any amounts due pursuant to the notes or the guarantees or to provide us or the guarantors with funds for Stewart’s payment obligations. Our cash flows and our ability to service our debt, including the notes, depends in part on the earnings of our non-guarantor subsidiaries and on the distribution of earnings, loans or other payments to us by these subsidiaries. In fiscal year 2006, the non-guarantor subsidiaries contributed 8.0 percent of our consolidated revenue, 6.0 percent of our consolidated earnings from continuing operations, 6.3 percent of our consolidated assets and 15.5 percent of our consolidated operating cash flow. In addition, the ability of these non-guarantor subsidiaries to make any dividend, distribution, loan or other payment to the Company or a guarantor could be subject to statutory or contractual restrictions. Payments to the Company or a guarantor by these non-guarantor subsidiaries will also be contingent on their earnings and their business considerations. Because we depend in part on the cash flows of these non-guarantor subsidiaries to meet our obligations, these types of restrictions may impair our ability to make scheduled interest and principal payments on the notes.
     Furthermore, in the event of any bankruptcy, liquidation or reorganization of a non-guarantor subsidiary, you will not have any claim as a creditor against such subsidiary. As a result, all debt and other liabilities, including trade payables, of the non-guarantor subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries could be distributed, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the notes. As of July 31, 2007, the non-guarantor subsidiaries had outstanding $123.1 million of indebtedness and other liabilities.
There are no restrictive covenants in the indentures for the notes relating to our ability to incur future indebtedness or complete other transactions.
     The indentures governing the notes do not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness, transactions with affiliates, incurrence of liens or the issuance or repurchase of securities by us or any of our subsidiaries. We therefore may incur additional debt, including secured indebtedness that would be effectively senior to the notes to the extent of the value of the assets securing such debt, or indebtedness at the subsidiary level to which the notes would be structurally subordinated. We cannot assure you that we will be able to generate sufficient cash flow to pay the interest on our debt, including the notes offered hereby, or that future working capital, borrowings or equity financing will be available to pay or refinance any such debt.
Fluctuations in the price of our Class A common stock may prevent you from being able to convert the notes and may impact the price of the notes and make them more difficult to resell.
     During the period prior to June 15, 2014 for the 2014 notes and June 15, 2016 for the 2016 notes, the ability of holders of the notes to convert their notes is conditioned on the closing price of our Class A common stock reaching specified thresholds or the occurrence of specified events, such as a fundamental change. If the closing price threshold for conversion of the notes as described under “Description of Notes — Conversion Rights — Conversion Based on Class A Common Stock Price” is satisfied during a fiscal quarter, holders may convert the notes only during the subsequent fiscal quarter. If such closing price thresholds are not satisfied and the other specified events that would permit a holder to convert notes do not occur, holders would only be able to convert notes of the applicable series during the one month period prior to the maturity date.
     Because the notes are convertible into shares of our Class A common stock, volatility or depressed prices for our Class A common stock could have a similar effect on the trading price of the notes. Holders who receive Class A common stock upon conversion of the notes will also be subject to the risk of volatility and depressed prices of our Class A common stock.

The make whole premium that may be payable upon conversion in connection with certain change in control transactions may not adequately compensate you for the lost option time value of your notes as a result of such change in control.
     If you convert notes in connection with certain fundamental change transactions, we may be required to pay a make whole premium by increasing the conversion rate applicable to the notes. While the increase in the conversion rate is designed to compensate you for the lost option value of your notes as a result of these types of changes in control, such increase is only an approximation of such lost value and may not adequately compensate you for such loss. Furthermore, a holder will not receive the additional consideration payable as a result of the increase in the conversion rate until the effective date of the fundamental change, or even later, which could be a significant period of time after the date the holder has tendered its notes for conversion.
We could enter into various transactions, such as acquisitions, refinancings, recapitalizations or other highly leveraged transactions, which would not constitute a fundamental change under the terms of the notes, but which could nevertheless increase the amount of our outstanding debt at such time, or adversely affect our capital structure or credit ratings, or otherwise adversely affect holders of the notes.
     Under the terms of the notes, a variety of acquisition, refinancing, recapitalization or other highly leveraged transactions would not be considered fundamental change transactions. The term “fundamental change” is limited to certain specified transactions and may not include other events that might harm our financial condition. In addition, the term “fundamental change” does not apply to transactions in which at least 90% of the consideration paid for our Class A common stock in a merger or similar transaction is publicly traded common stock. As a result, we could enter into any such transactions without being required to make an offer to repurchase the notes even though the transaction could increase the total amount of our outstanding debt, adversely affect our capital structure or credit ratings or otherwise materially adversely affect the holders of the notes. In addition, if such transaction is not considered a fundamental change under the terms of the notes, holders may not be able to convert their notes or be eligible to receive a make whole premium adjustment in connection with such conversion. Accordingly, our obligation to offer to purchase the notes upon a fundamental change would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
We may not have the ability to purchase notes when required under the terms of the notes.
     Holders of notes may require us to purchase for cash all or a portion of their notes upon the occurrence of a fundamental change. We cannot assure you that we will have sufficient financial resources or be able to arrange financing to pay the repurchase price of the notes on any date that we would be required to do so under the terms of the notes.
     The source of funds for any such purchase of notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling person. Sufficient funds may not be available at the time of any fundamental change to make any required repurchases of notes tendered. In addition, the terms of our senior secured credit facility limit our ability to purchase your notes in those circumstances. Under our senior secured credit facility, a change of control is an event of default which would require us to repay all amounts outstanding under the credit facility. Such a default would also cause a default under our 6.25% Senior Notes due 2013 if the principal amount accelerated under our senior secured credit facility and any other indebtedness totaled $15 million or more. Any of our future debt agreements may contain similar restrictions and provisions. Upon a change of control, we are also required to offer to repurchase all outstanding 6.25% Senior Notes due 2013 at 101 percent of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If the holders of the notes exercise their right to require us to repurchase all of the notes upon a fundamental change, the financial effect of this repurchase could cause a default under our other debt, even if the fundamental change itself would not cause a default. Accordingly, it is possible that we will not have sufficient funds at the time of the fundamental change to make the required repurchase of notes or that restrictions in our senior secured credit facility or other debt that may be incurred in the future will not allow the repurchases. See “Description of Notes — Purchase of Notes by Us for Cash at the Option of Holders upon a Fundamental Change.”

We may not be able to pay the cash portion of the conversion price pursuant to any conversion of the notes.
     We may not have sufficient cash to pay, or may not be permitted to pay, the cash portion of the required consideration that we may need to pay if the notes are converted. As described under “Description of Notes — Conversion Rights,” upon conversion of the notes, we will be required to pay to the holder of a note a cash payment equal to the lesser of the principal amount of the notes being converted or the conversion value of those notes. This part of the payment must be made in cash, not in shares of our Class A common stock. As a result, we may be required to pay significant amounts in cash to holders of the notes upon conversion.
     If we do not have sufficient cash on hand at the time of conversion, we may have to raise funds through debt or equity financing. Our ability to raise such financing will depend on prevailing market conditions. Further, we may not be able to raise such financing within the period required to satisfy our obligation to make timely payment upon any conversion. In addition, the terms of our other debt agreements may prohibit us from making these cash payments or otherwise restrict our ability to make such payments. A failure to pay the required cash consideration upon conversion would constitute an event of default under each indenture, which might constitute a default under the terms of our other debt.
The guarantees may not be enforceable because of fraudulent conveyance laws.
     Under Federal bankruptcy law and comparable provisions of state fraudulent transfer laws, if, among other things, any guarantor subsidiary, at the time it incurred the debt evidenced by its guarantee:
•	received less than reasonably equivalent value or fair consideration for the guarantee; or

•	issued the guarantee with the intent of hindering, delaying or defrauding its present or future creditors; and
•	was insolvent or rendered insolvent as a result of issuing the guarantees;

•	was engaged in a business or transaction for which that guarantor subsidiary’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they matured, then the guarantee of that guarantor subsidiary could be voided, or claims by holders of the notes under that guarantee could be subordinated to all other debts of that guarantor subsidiary. In addition, any payment by that guarantor subsidiary pursuant to its guarantee could be required to be returned to that guarantor subsidiary, or to a fund for the benefit of the creditors of that guarantor subsidiary.
     The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a guarantor subsidiary would be considered insolvent if:
•	the sum of its debts, including contingent liabilities, was greater than the saleable value of all of its assets at a fair valuation;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.
You should consider the U.S. federal income tax consequences of owning the notes.
     The U.S. federal income tax treatment of the conversion of the notes into a combination of our Class A common stock and cash is uncertain. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from the conversion of notes into a combination of cash and Class A common stock. A discussion of the U.S. federal income tax consequences of ownership of the notes is contained in this prospectus under the heading “Material U.S. Federal Income Tax Considerations.”

You may be subject to tax upon an adjustment to the conversion rate of the notes, even though you will not receive a corresponding cash distribution.
     The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends to our holders of common stock. In these cases, you will be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our earnings and profits, without the receipt of any cash. If you are a Non-U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”), this deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be set off against subsequent payments on the notes. See “Material U.S. Federal Income Tax Considerations.”
Our call options and warrants transactions may affect the value of the notes and the trading price of our Class A common stock.
     Concurrently with the sale of the notes, we purchased call options from Merrill Lynch International, an affiliate of one of the initial purchasers, which we refer to as MLI. We also sold warrants to Merrill Lynch Financial Markets, also an affiliate of one of the initial purchasers, which we refer to as MLFM. See “Purchase of Call Options and Sale of Warrants Transactions.”
     In connection with these transactions, MLI and MLFM:
•	were expected to enter into various over-the-counter derivative transactions or purchase our Class A common stock in secondary market transactions at or about the time of the pricing of the notes on June 21, 2007; and

•	subsequently may have entered into or in the future may enter into or unwind various over-the-counter derivatives or purchase or sell our Class A common stock in secondary market transactions following the pricing of the notes, including during any conversion reference period with respect to a conversion of notes.
     These activities, and the activities of any counterparties to any derivative transactions entered into by MLI or MLFM, may affect the price of our Class A common stock during the term of the notes, especially during any conversion reference period, which could adversely affect the value of the notes during their term or the amount received upon conversion of the notes. MLI and MLFM are likely to modify their hedge positions from time to time prior to conversion or maturity of the notes by purchasing and selling shares of our Class A common stock, other of our securities, or other instruments, including over-the-counter derivative instruments, that they may wish to use in connection with such hedging. In particular, such hedging modifications may occur during a conversion reference period, which may have a negative effect on the conversion value of those notes. In order to unwind any hedge positions with respect to our exercise of the purchased call options, MLI and MLFM would likely sell shares of Class A common stock in secondary market transactions or unwind various over-the-counter derivative transactions with respect to our Class A common stock during the conversion reference period for the converted notes.
     The effect, if any, of any of these transactions and activities on the market price of our Class A common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the trading price of our Class A common stock and the value of the notes and, as a result, the number of shares and value of the Class A common stock you will receive upon conversion of the notes.
An active trading market for the notes may not develop, and the absence of an active trading market and other factors may adversely impact the price of the notes.
     The notes are a new issue of securities for which there is currently no public market, and no active trading market might ever develop. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be adversely affected. Notes may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price, and volatility in the price, of our shares of Class A common stock, our performance and other factors. In addition, a downgrade of our credit ratings by any credit rating agencies could impact the price at which the notes trade. Our credit ratings have been and continue to be subject to regular review.

     We have no plans to list the notes on a securities exchange. The notes are currently eligible for trading on the Nasdaq Global Market’s screen-based automated trading system, “Private Offerings, Resale and Trading through Automated Linkages,” known as PORTAL. However, we cannot assure you that any firm or person will make a market in the notes.
If you hold notes, you are not entitled to any rights with respect to our Class A common stock, but you are subject to all changes made with respect to our Class A common stock.
     If you hold notes, you are not entitled to any rights with respect to our Class A common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our Class A common stock), but you are subject to all changes affecting the Class A common stock. You will only be entitled to rights on the Class A common stock if and when we deliver shares of Class A common stock to you upon conversion of your notes. For example, in the event that an amendment is proposed to our articles of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the Class A common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our Class A common stock.
Failure to comply with covenants in our existing or future financing agreements could result in cross-defaults under some of our financing agreements, which cross-defaults could jeopardize our ability to satisfy our obligations under the notes.
     Various risks, uncertainties and events beyond our control could affect our ability to comply with the covenants, financial tests and ratios required by the instruments governing our financing arrangements. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions, including the indentures governing the notes. A default would permit lenders to cease to make further extensions of credit, accelerate the maturity of the debt under these agreements and foreclose upon any collateral securing that debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing. We may also amend the provisions and limitations of our credit facilities from time to time without the consent of the holders of notes.
The accounting method for the notes is subject to change. Proposed new rules, if adopted, would substantially increase our reported interest expense relating to the notes.
     In July 2007, the Financial Accounting Standards Board (“FASB”) agreed to issue for comment a proposed FASB Staff Position that if adopted would change the accounting for convertible debt instruments that permit cash settlement upon conversion, and would apply to the notes. The proposal would require us to separately account for the liability and equity components of the notes in a manner intended to reflect our nonconvertible debt borrowing rate. We would be required to determine the carrying amount of the note liability by measuring the fair value as of the issuance date of a similar note without a conversion feature. The difference between the proceeds from the sale of the notes and the amount reflected as the note liability would be recorded as additional paid-in capital. In other words, the convertible debt would be recorded at a discount to reflect its below market coupon interest rate. The excess of the principal amount of the notes over their initial fair value (the “discount”) would be accreted to interest expense over the expected life of the notes. We would be required to record as interest expense not only the coupon interest payments on the notes as currently required, but also the accretion of the discount on the notes. Thus, the new accounting rules would substantially increase our reported interest expense relating to the notes and would have an adverse effect on our reported earnings, which could be material.
     The FASB issued an exposure draft reflecting the proposed new rules on August 31, 2007, and we believe the FASB plans to issue final guidance in November or early December. If adopted as proposed, the new rules are expected to be effective for fiscal years beginning after December 15, 2007, would not permit early application and would be applied retrospectively to all periods presented.

     Accordingly, if the proposed new rules are adopted as currently anticipated, we expect to record higher interest expense relating to the notes beginning in fiscal 2009. Additionally, interest expense related to the notes reported in prior periods would be higher than previously reported due to the retrospective application of the new rules. We cannot predict whether or when the new rules will be adopted nor whether they will be adopted as proposed. Any changes in accounting for the notes, however, will not affect our past or future actual cash interest payments or reported cash flows relating to the notes.
Risks Related to Our Business
From fiscal years 1994 to 2004, we experienced a decline in funeral call volume due to many factors, such as the number of deaths and competition in our markets, our ability to identify changing consumer preferences and various other factors, some of which are beyond our control.
     We experienced declines in same-store funeral call volumes for a number of years due to many factors described elsewhere in documents we file with the SEC including the number of deaths, intense competition and our ability to identify changing consumer preferences. From fiscal years 2001 to 2002 and 2002 to 2003, same-store funeral call volumes decreased 1.5% and 2.6%, respectively. One of the operating initiatives announced in 2003 was to develop strategies to drive funeral call growth throughout our organization with an increased focus on preneed funeral sales. Nevertheless, we experienced a decline in same-store funeral call volumes from fiscal year 2003 to 2004 of 1.0%. We experienced an increase of 0.4% and a decrease of 0.3% in same-store funeral call volumes for the years ended October 31, 2005 and 2006, respectively, which includes the impact of the Louisiana funeral homes affected by Hurricane Katrina. We can give no assurance that we will be able to increase same-store funeral call volumes over the long term.
Our business is subject to the risk of losses due to hurricanes.
     Our company is headquartered in the New Orleans metropolitan area, and approximately 75 of our funeral homes and 45 of our cemeteries, along with our mausoleum construction and sales business, Acme Mausoleum, are located near the Gulf Coast in southern Texas, Louisiana, Mississippi, Alabama and Florida, along the eastern coasts of Florida, and North and South Carolina and in Puerto Rico. These areas are periodically threatened by hurricanes, which can damage our properties, interrupt our business and disrupt the lives of our customers and employees.
     In fiscal year 2005, our business was adversely affected by Hurricanes Katrina, Wilma and Rita. A significant portion of the loss we experienced due to Hurricane Katrina was covered by insurance, but we cannot predict the long-term effects on our operations due to the following factors: the economic conditions currently existing in the New Orleans metropolitan area; the success and timing of repairs and reconstruction of the New Orleans metropolitan area and of our facilities following the effects of Hurricane Katrina; or the timing and amount of collection of insurance recoveries.
We may experience declines in preneed sales due to numerous factors, including a weakening economy. Declines in preneed property sales would reduce current revenue. Declines in preneed funeral and cemetery service and merchandise sales would reduce our backlog and could reduce our future revenues and market share.
     A weakening economy that causes customers to reduce discretionary spending could cause, and we believe has caused in the past, a decline in preneed sales. Geopolitical concerns could lower consumer confidence, which could also result in a decline in preneed sales. Declines in preneed cemetery property sales would reduce current revenue, and declines in other preneed sales would reduce our backlog and future revenue and could reduce future market share. Declines in preneed funeral sales funded by third-party insurance would decrease insurance commissions reflected in current revenue.
Price competition could reduce market share or cause us to reduce prices to retain or recapture market share, either of which could reduce revenues and margins.
     Our funeral home and cemetery operations generally face intense competition in local markets that typically are served by numerous funeral homes and cemetery firms. We have historically experienced price competition primarily from independent funeral home and cemetery operators, and from monument dealers, casket retailers, low-cost funeral providers and other non-traditional providers of services or products including, in recent years, Internet providers.

From time to time, this price competition has caused us to lose market share in some markets. In other markets, we have had to reduce prices thereby reducing profit margins in order to retain or recapture market share. Increased price competition in the future could further reduce revenues, profit margins and backlog and potentially impact our annual goodwill impairment analysis.
     Discount retailers sell caskets at prices substantially lower than prices we offer. Consumers can now buy caskets in funeral supply stores and directly from manufacturers, as well as over the Internet, and at some general merchandise stores. Competition from these sources could reduce our casket sales, which could adversely affect funeral revenues and margins.
Increased advertising and better marketing by competitors, as well as increased offering of products or services over the Internet, could cause us to lose market share and revenues or cause us to incur increased costs in order to retain or recapture market share.
     In recent years, the marketing of preneed funeral services through television, radio and print advertising, direct mailings and personal sales calls has increased. Extensive advertising or effective marketing by competitors in local markets could cause us to lose market share and revenues or cause us to incur increased marketing costs. In addition, competitors may change the types or mix of products or services offered. These changes may attract customers, causing us to lose market share and revenue or to incur costs necessary to respond to competition by varying the types or mix of products or services offered by us. Also, increased use of the Internet by customers to research and/or purchase products and services could cause us to lose market share to competitors offering to sell products or services over the Internet.
If we are not able to respond effectively to changing consumer preferences, our market share, revenues and profitability could decrease.
     Future market share, revenues and profits will depend in part on our ability to anticipate, identify and respond to changing consumer preferences. We may not correctly anticipate or identify trends in consumer preferences, or we may identify them later than our competitors do. In addition, any strategies we may implement to address these trends may prove incorrect or ineffective.
Earnings from and principal of trusts and escrow accounts could be reduced by changes in stock and bond prices and interest and dividend rates.
     We maintain three types of trusts and escrow accounts: (1) preneed funeral merchandise and services, (2) preneed cemetery merchandise and services and (3) cemetery perpetual care. Earnings and investment gains and losses on trusts and escrow accounts are affected by financial market conditions that are not within our control. Earnings are also affected by the mix of fixed-income and equity securities that we choose to maintain in the trusts, and we may not choose the optimal mix for any particular market condition. The size of the trusts depends upon the level of preneed sales and maturities, the amount of ordinary income and investment gains or losses and funds added through acquisitions, if any. Declines in earnings from cemetery perpetual care trusts would cause a decline in current revenues, while declines in earnings from other trusts and escrow accounts could cause a decline in future revenues and cash flows. In addition, any significant or sustained investment losses could result in there being insufficient funds in the trusts to cover the cost of delivering services and merchandise or maintaining cemeteries in the future. Any such deficiency would have to be covered by operating cash flow, which could have a material adverse effect on our financial position and results of operations.
     At July 31, 2007, we had unrealized losses in our preneed funeral and cemetery merchandise and services trusts totaling $15.6 million and $8.6 million, respectively, based on the adjusted cost basis of the investments and had other than temporary declines of $78.0 million and $41.0 million, respectively, from their original cost basis. Unrealized gains and losses in those trusts have no immediate impact on our revenues, margins, earnings or cash flow, unless the fair market value of the trusts were to decline below the estimated costs to deliver the underlying products and services. If that were to occur, we would record a charge to earnings to record a liability for the expected losses on the delivery of the associated contract. Over time, gains and losses realized in the trusts are allocated to underlying preneed contracts and affect the amount of the trust earnings we record when we deliver the underlying products or services.

Accordingly, if the market value of these investments does not improve, the trusts may eventually realize losses, and our revenues, margins, earnings and cash flow would be negatively affected by the reduced revenue when we deliver the underlying products and services. Unrealized gains and losses in the cemetery perpetual care trusts do not affect earnings but could limit the capital gains available to us and could result in lower returns and lower current revenues than we have historically achieved.
Increased preneed sales may have a negative impact on cash flow and earnings.
     Preneed sales of cemetery property and funeral and cemetery products and services, which are generally paid on an installment basis, are generally cash flow negative initially, primarily due to the commissions and other costs to acquire the sale and the fact that a portion of the sales proceeds is required to be placed into trusts or escrow accounts. We will continue to invest a significant portion of cash flow in preneed acquisition costs, which reduces cash flow available for other activities, and, to the extent preneed activities are increased, cash flow would be further reduced, and our ability to service debt could be adversely affected.
Increased costs may have a negative impact on earnings and cash flows.
     We may not be successful in maintaining our margins and may incur additional costs. For example, we are experiencing increased property and casualty insurance costs primarily as a result of Hurricanes Katrina, Wilma and Rita. We have also incurred significant legal costs to defend unanticipated class action litigation and the SEC investigation. We will incur additional costs in fiscal year 2007 and fiscal 2008 in conjunction with improving our business systems. In addition, the cost of certain commodities, particularly copper which represents a large component of our bronze markers sold in our cemetery business, has increased significantly. Some of the costs impacting our business are largely beyond our control. To the extent we are unable to pass these cost increases to our customers, they will have a negative impact on our earnings and cash flows.
Our Chairman may have a significant and disproportionate influence on the outcome of election of directors and other matters presented for a vote of shareholders and this control may be exercised in a manner that may conflict with the interests of shareholders.
     As of July 31, 2007, our Chairman, Frank B. Stewart, Jr., held 6,806,212 shares (or approximately 7 percent) of our outstanding Class A common stock and all of the 3,555,020 outstanding shares of our Class B common stock. Because each share of Class B common stock is entitled to 10 votes on all matters presented for a vote by our shareholders, Mr. Stewart controls approximately 33 percent of our total voting power, while holding approximately 11 percent of our outstanding equity. Accordingly, Mr. Stewart may have a significant and disproportionate influence over the election of directors and other matters requiring the affirmative vote of our shareholders and this control may be exercised in a manner that may conflict with the interest of shareholders. Additionally, because Louisiana law and our articles of incorporation require the affirmative vote of two-thirds of the voting power present to approve certain major transactions and any amendments to our articles of incorporation, Mr. Stewart has the ability to prevent the consummation of such actions, even if they are recommended by our Board of Directors and favored by a substantial majority of our shareholders.
Servicing our debt will require a significant amount of cash, and our ability to generate sufficient cash depends on many factors, some of which are beyond our control.
     Our ability to make payments on and to refinance our debt depends on our ability to generate cash flow. This, to a significant extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on our debt will depend on our meeting the financial covenants in our senior secured credit facility and other debt agreements we may have in the future. Our business may not generate cash flow from operations, and future borrowings may not be available to us under our senior secured credit facility or otherwise in an amount sufficient to enable us to pay our debt or to fund other liquidity needs. As a result, we may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt on favorable terms, or at all. Any inability to generate sufficient cash flow or refinance our debt on favorable terms could have a material adverse effect on our financial condition.

Our ability to maintain compliance with our covenants under our senior secured credit facility and 6.25% senior notes is dependent upon many factors. Covenant restrictions may also limit our ability to operate our business.
     Our senior secured credit facility and the indenture governing the 6.25% senior notes contain, among other things, covenants that restrict our and our subsidiaries’ activities. Our senior secured credit facility limits, among other things, our and the guarantors’ ability to: borrow money; pay dividends or distributions; purchase or redeem stock; make investments; engage in transactions with affiliates; engage in sale and leaseback transactions; consummate specified asset sales; effect a consolidation or merger or sell, transfer, lease, or otherwise dispose of all or substantially all of our assets; and create liens on our assets. In addition, our senior secured credit facility contains specific limits on capital expenditures. Furthermore, our senior secured credit facility requires us to maintain specified financial ratios and satisfy financial condition tests. The indenture governing the 6.25% senior notes restricts our and the guarantors’ ability to create liens on assets, enter into sale and leaseback transactions and merge or consolidate with other companies. Our and our subsidiaries’ future indebtedness may contain similar or even more restrictive covenants.
     These covenants may require that we take action to reduce our debt or to act in a manner contrary to our business objectives. In addition, events beyond our control, including changes in general economic and business conditions, may affect our ability to satisfy these covenants. We might not meet those covenants, and the lenders might not waive any failure to meet those covenants. A breach of any of those covenants could result in a default under such indebtedness. If an event of default under our senior secured credit facility occurs, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. Any such declaration would also result in an event of default under the indenture governing the 6.25% senior notes.
Unanticipated litigation or negative developments in pending litigation or the SEC investigation could have a material adverse effect on our financial statements.
     We are a defendant in the litigation described in Note 7 to the condensed consolidated financial statements included in our Form 10-Q for the quarter ended July 31, 2007, which includes purported class action claims under antitrust laws and other litigation in the ordinary course of business. Also as described in Note 7, we have received subpoenas from the SEC, issued pursuant to a formal order of investigation, seeking documents and information related to our previously disclosed and completed deferred revenue project. The outcome of litigation and investigations is inherently uncertain and adverse developments or outcomes can result in significant monetary damages, penalties or injunctive relief against us.
We may not be able to consummate significant acquisitions successfully.
     Although we have not made any significant acquisitions in recent years, we may in the future. Any such acquisitions have risks. We may fail to identify suitable acquisition candidates, and even if we do, acquisitions may not be completed on acceptable terms or successfully integrated into our existing business. We may not be able to find businesses for sale at prices we are willing to pay. Acquisition activity, if any, will also depend on our ability to enter new markets. Due in part to our lack of experience operating in new areas and to the presence of competitors who have been in certain markets longer than we have, such entry may be more difficult or expensive than we anticipate.
The application of generally accepted accounting principles to our business is complex, and we have had significant changes in the application of generally accepted accounting principles to our business. No assurances can be given that we will not face similar issues in the future.
     Our industry is unusual because we often sell products and services many years prior to the time they are required to be delivered, and we are required by varying state laws to hold customer funds related to these sales in trust until the products and services are delivered. The accounting for these unusual features is complex, and in recent years there have been periodic changes in the application of generally accepted accounting principles to our business. Some of these changes have made it difficult to compare results from one period to the next. Such changes have also increased our administrative costs. We can give no assurances that we will not face similar issues in the future.

Risks Related to the Death Care Industry
Declines in the number of deaths in our markets can cause a decrease in revenues. Changes in the number of deaths are not predictable from market to market or over the short term, and reliable statistics on deaths in particular markets can be difficult to obtain.
     Declines in the number of deaths could cause at-need sales of funeral and cemetery services, property and merchandise to decline, which could decrease revenues. Although the United States Bureau of the Census estimates that the number of deaths in the United States will increase by approximately 1% per year from 2000 to 2010, longer lifespans could reduce the rate of deaths. Changes in the number of deaths can vary among local markets and from quarter to quarter, and variations in the number of deaths in our markets or from quarter to quarter are not predictable. However, generally the number of deaths fluctuates with the seasons with more deaths occurring during the winter months primarily resulting from pneumonia and influenza. These variations can cause revenues to fluctuate.
     Our comparisons of the change in the number of families served to the change in the number of deaths reported by the Centers for Disease Control and Prevention (“CDC”) from time to time may not necessarily be meaningful. The CDC receives weekly mortality reports from 122 cities and metropolitan areas in the United States within two to three weeks from the date of death and reports the total number of deaths occurring in these areas each week based on the reports received from state health departments. The comparability of our funeral calls to the CDC data is limited, as reports from the state health departments are often delayed, and the 122 cities reporting to the CDC are not necessarily comparable with the markets in which we operate.
We have experienced an increase in the proportion of lower-priced, non-traditional funeral services and direct cremations, which we believe is part of the continuing national trend toward increased cremation.
     Our traditional cemetery and funeral service operations face competition from the increasing number of cremations in the United States. Industry studies indicate that the percentage of cremations has steadily increased and that cremations will represent approximately 38% of deaths in the United States by the year 2010, compared to 31% in 2004. In fiscal years 2004, 2005 and 2006, 37%, 37% and 39%, respectively, of the funeral services we performed in our continuing operations were cremations, and 49%, 54% and 56% of those were direct cremations, respectively. A full service cremation, which includes a funeral service, a casket and memorialization of the remains in a mausoleum or columbarium niche or a burial of the remains, can result in funeral and cemetery revenue and profit margins similar to those of traditional funeral services and burials, although the cemetery property sale revenue would generally be lower. In contrast, a basic or direct cremation, with no funeral service or casket and no memorialization of the remains, produces no revenues for cemetery operations and lower revenues and profit margins for funeral operations when delivered through a traditional funeral home. During fiscal year 2006, we experienced a reduction in the proportion of full service traditional funeral services and cremations and an increase in the proportion of lower-priced, non-traditional funeral services and direct cremations. A continuation of this trend would adversely affect the revenues and gross profits of our funeral and cemetery businesses. To address this trend, we have been intensifying our efforts to market full service funerals and cremations. In addition, the increasing trend towards cremations in the United States could cause us to lose market share to firms specializing in cremations.
Because the funeral and cemetery businesses are high fixed-cost businesses, positive or negative changes in revenue can have a disproportionately large effect on cash flow and profits.
     Funeral homes and cemetery businesses must incur many of the costs of operating and maintaining facilities, land and equipment regardless of the level of sales in any given period. For example, we must pay salaries, utilities, property taxes and maintenance costs on funeral homes and maintain the grounds of cemeteries regardless of the number of funeral services or interments performed. Because we cannot decrease these costs significantly or rapidly when we experience declines in sales, declines in sales can cause margins, profits and cash flow to decline at a greater rate than the decline in revenues.

Changes or increases in, or failure to comply with, regulations applicable to our business could increase costs or decrease cash flows.
     The death care industry is subject to extensive regulation and licensing requirements under federal, state and local laws. For example, the funeral home industry is regulated by the Federal Trade Commission, which requires funeral homes to take actions designed to protect consumers. State laws impose licensing requirements and regulate preneed sales. Embalming and cremation facilities are subject to stringent environmental and health regulations. Compliance with these regulations is burdensome, and we are always at risk of not complying with the regulations.
     In addition, from time to time, governments and agencies propose to amend or add regulations, which could increase costs or decrease cash flows. For example, federal, state, Puerto Rican and other regulatory agencies have considered and may enact additional legislation or regulations that could affect the death care industry. Several jurisdictions and regulatory agencies have considered or are considering regulations that could require more liberal refund and cancellation policies for preneed sales of products and services, limit or eliminate our ability to use surety bonding, impose or increase trust requirements and prohibit the common ownership of funeral homes and cemeteries in the same market. If adopted by the regulatory authorities of the jurisdictions in which we operate, these and other possible proposals could have a material adverse effect on us, our financial condition, our results of operations, our cash flows and our future prospects.
Risks Related to Our Class A Common Stock
The payment of dividends on our common stock in the future is subject to uncertainties.
     The declaration of dividends on our common stock in the future is subject to the discretion of our board of directors after its review of our financial performance. Our ability to pay dividends is restricted under our senior secured credit facility. See Note 14 to our consolidated financial statements for fiscal year ended October 31, 2006 included in our Current Report on Form 8-K filed June 20, 2007.
The price of shares of our Class A common stock may fluctuate significantly in the future, and you could lose all or a part of your investment.
     The trading price of our Class A common stock could be subject to significant fluctuations, and may decline. The following factors, among others, could affect our stock price:
•	our operating results;

•	news announcements regarding the death care industry in general, or regarding our competitors, customers or suppliers;

•	general stock and bond market conditions;

•	changes in earnings estimates by securities analysts or our ability to meet those estimates;

•	changes in government regulations;

•	unanticipated litigation or unanticipated outcomes of pending litigation or the SEC investigation; or

•	other factors beyond our control.
     The stock markets in general have also experienced extreme volatility that has often been unrelated to the operating performance of particular companies. This volatility and the realization of any of the risks described in this prospectus, among others, could cause the market price of our Class A common stock to decline significantly.

We can issue preferred stock without your approval, which could materially adversely affect the rights of common shareholders.
     Our articles of incorporation authorize us to issue “blank check” preferred stock, the designation, number, voting powers, preferences, and rights of which may be fixed or altered from time to time by our board of directors. Accordingly, the board of directors has the authority, without shareholder approval, to issue preferred stock with rights that could materially adversely affect the voting power or other rights of the common stock holders or the market value of the Class A common stock.
Certain provisions of our articles of incorporation, bylaws and Rights Agreement may tend to deter potential unsolicited offers or other efforts to obtain control of our company.
     Certain provisions of our articles of incorporation and bylaws and Rights Agreement may tend to deter potential unsolicited offers or other efforts to obtain control of our company that are not approved by our board of directors, and may thereby deprive our shareholders of opportunities to sell shares of our Class A common stock at prices higher than prevailing market prices. For a more complete understanding of our Class A common stock, please see the description of our Class A common stock in our registration statement on Form 8-A/A dated June 21, 2007, which is incorporated by reference in this prospectus.
PURCHASE OF CALL OPTIONS AND SALE OF WARRANTS TRANSACTIONS
     Concurrently with the sale of the notes, we purchased call options from Merrill Lynch International, an affiliate of one of the initial purchasers, which we refer to as MLI. We also sold warrants to Merrill Lynch Financial Markets, also an affiliate of one of the initial purchasers, which we refer to as MLFM. The net cost to us of the transactions was approximately $16.2 million.
     We purchased call options from MLI for approximately $60.0 million. The call options will offset our exposure to dilution from conversion of the notes because any shares we are obligated to deliver to noteholders upon conversion of the notes would be delivered to us by the counterparty. We also sold to MLFM for approximately $43.8 million warrants expiring in 2014 and 2016 to purchase 11,311,700 and 11,311,700 shares of Class A common stock, respectively. The strike prices of the warrants expiring in 2014 and 2016 are $12.93 per share of Class A common stock and $13.76 per share of Class A common stock, respectively. The warrants may not be exercised prior to the maturity of the notes.
     The purchased call options and sold warrants are separate contracts entered into by us with MLI and MLFM, respectively, are not part of the terms of the notes and do not affect the rights of holders under the notes. As a holder of the notes, you will not have any rights with respect to the purchased call options or the sold warrants. The purchased call options may be settled for cash at our election to the extent we settle the excess, if any, of the conversion value of the notes over their par value in cash. The sold warrants may be settled for cash at our election.
     For a discussion of hedging arrangements that may be entered into by the counterparty in connection with the purchased call options and sold warrants, see “Risk Factors — Risks Related to the Notes — Our call options and warrants transactions may affect the value of the notes and the trading price of our Class A common stock.”
USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of the notes or Class A common stock by the selling securityholders. See “Selling Securityholders” for a list of those entities receiving proceeds from the sale of the notes or Class A common stock.

RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earning to fixed charges for each of the periods indicated.

Nine Months Ended	Years Ended October 31,
July 31, 2007	2006		2005		2004		2003		2002
3.24(1)(2)	2.83	(1)(3)	1.36	(4)(8)	1.98	(5)	1.08	(6)	1.27	(7)(8)

(1)	The ratio of earnings to fixed charges on a pro forma basis giving effect to the offering of the notes and the prepayment of our Term Loan B for fiscal year ended October 31, 2006 and the nine-month period ended July 31, 2007 would have been 3.13 and 3.49, respectively.

(2)	Pretax earnings for the nine months ended July 31, 2007 include a charge of $2.3 million related to Hurricane Katrina, a charge of $0.6 million for separation charges primarily related to separation pay of a former executive officer who retired in the first quarter of 2007 and $0.7 million for the loss on early extinguishment of debt related to the June 2007 senior convertible debt transactions.

(3)	Pretax earnings for fiscal year 2006 include a net recovery of $1.6 million related to Hurricane Katrina, business interruption insurance proceeds of $3.2 million related to Hurricane Katrina, a charge of $1.0 million for separation charges related to the July 2005 restructuring of our divisions and the retirement of an executive officer and gains on dispositions, net of impairment losses of ($0.3) million.

(4)	Pretax earnings for fiscal year 2005 include a charge of $9.4 million for expenses related to Hurricane Katrina, a charge of $1.5 million for separation charges related to the July 2005 restructuring of our divisions, $1.2 million of gains on dispositions, net of impairment losses and $32.8 million for the loss on early extinguishment of debt related to the 2005 debt refinancings.

(5)	Pretax earnings for fiscal year 2004 include separation charges of $3.4 million for severance and other costs related to workforce reductions announced in December 2003 and separation pay to a former executive officer and ($0.2) million in gains on dispositions, net of impairment losses.

(6)	Pretax earnings for fiscal year 2003 include a charge of $11.3 million for the loss on early extinguishment of debt in connection with redemption of the ROARS, a noncash charge of $9.6 million for long-lived asset impairment and a charge of $2.5 million for separation payments to former executive officers.

(7)	Pretax earnings for fiscal year 2002 include a noncash charge of $18.5 million in connection with the write-down of assets held for sale.

(8)	Excludes the cumulative effect of change in accounting principles.
     For purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax earnings plus fixed charges (excluding interest capitalized during the period). Fixed charges consist of interest expense, capitalized interest, amortization of debt expense and discount or premium relating to any indebtedness and the portion of rental expense that management believes to be representative of the interest component of rental expense.

DESCRIPTION OF NOTES
     We issued the 3.125% Convertible Senior Notes due 2014 (the “2014 notes”) and the 3.375% Convertible Senior Notes due 2016 (the “2016 notes” and, together with the 2014 notes, the “notes”) under separate indentures dated as of June 27, 2007 (each, an “indenture” and collectively, the “indentures”) between us and U.S. Bank National Association, as trustee (the “trustee”). The terms of the notes of each series include those expressly set forth in the applicable indenture and those made part of such indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes and the shares of Class A common stock issuable upon conversion of the notes, if any, are covered by a registration rights agreement. Copies of the indentures, including forms of the notes, and the registration rights agreement were filed as exhibits to our Form 8-K dated June 27, 2007.
     The following description is a summary of the material provisions of each series of notes and each indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indentures, including the definitions of certain terms used in the indentures. Because the 2014 notes and 2016 notes are issued under separate indentures and have different maturity dates, interest rates, conversion rates and conversion prices, the meanings of certain terms (such as “conversion rate,” “trading price,” “conversion value” and “daily share amount”) used in the following description depends upon the series of notes. For example, when we refer to the “conversion value” of the notes without specifying a series of notes, we mean the conversion value applicable to the 2014 notes, with respect to 2014 notes, and the conversion value applicable to the 2016 notes, with respect to the 2016 notes. We urge you to read the indentures because they, and not this description, define your rights as a holder of the notes.
     As used in this “Description of Notes,” the words “the company,” “we,” “us,” “our,” “Stewart” or “Stewart Enterprises” refer only to Stewart Enterprises, Inc. and do not include any of our current or future subsidiaries. As used in this “Description of Notes,” all references to our common stock are to our Class A Common Stock, no par value. For a more complete understanding of our Class A common stock, please see the description of our Class A common stock in our registration statement on Form 8-A/A dated June 21, 2007, which is incorporated by reference in this prospectus.
General
     The 2014 notes are limited to $125 million aggregate principal amount. The 2014 notes will mature on July 15, 2014.
     The 2016 notes are limited to $125 million aggregate principal amount. The 2016 notes will mature on July 15, 2016.
     The notes are issued in denominations of $1,000 or in integral multiples of $1,000. The notes are payable at the principal corporate trust office of the paying agent, which initially will be an office or agency of the trustee, or an office or agency maintained by us for such purpose, in the Borough of Manhattan, The City of New York.
     The notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by all of our subsidiaries that are guarantors of our 6.25% Senior Notes due 2013, except for three immaterial non-wholly owned subsidiaries and except for any future non-wholly-owned subsidiaries. Each guarantee ranks equally in right of payment with the guarantor’s existing and future unsecured indebtedness, including any guarantee by such guarantor of obligations under our 6.25% Senior Notes due 2013, as described under “— Guarantees.”
     The 2014 notes bear cash interest at the rate of 3.125% per year and the 2016 notes bear cash interest at the rate of 3.375% per year. Interest on the notes accrues from the most recent date to which interest has been paid or provided for, or if no interest has been paid, the date the notes are originally issued. Interest will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2008, to holders of record at the close of business on the January 1 or the July 1 immediately preceding such interest payment date; provided, however, that accrued and unpaid interest payable upon a purchase of the notes by us in the event of a fundamental change will be paid to the person to whom principal is payable, unless the fundamental change purchase date is after a record date and on or prior to the related interest payment date, in which case accrued and unpaid interest to, but excluding, the fundamental change purchase date shall be paid on such interest payment date to the record holder as of the record date.

Each payment of cash interest on the notes will include interest accrued for the period commencing on and including the immediately preceding interest payment date (or, if no interest has been paid, the date the notes are originally issued) through the day before the applicable interest payment date (or fundamental change purchase date). Any payment required to be made on any day that is not a business day will be made on the next succeeding business day, and no interest on such payment will accrue or be payable for the period from and after the date on which such payment is due to such next succeeding business day. Interest will be calculated using a 360-day year composed of twelve 30-day months. A “business day” is any day other than a Saturday or a Sunday or any other day on which banking institutions in The City of New York are authorized or required by law to close.
     Interest will cease to accrue on a note upon its maturity, conversion or purchase by us upon the occurrence of a fundamental change. We may not reissue a note that has matured or been converted, has been purchased by us or otherwise cancelled, except for registration of transfer, exchange or replacement of such note.
     Holders may, at their option, require us to purchase the notes for cash if we experience a fundamental change, as described under “— Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change.”
     Holders may convert their notes prior to the close of business on the business day preceding the maturity date of the notes only if the conditions for conversion described under “— Conversion Rights” are satisfied. Notes may be presented for conversion at the office of the conversion agent and for exchange or registration of transfer at the office of the registrar. The conversion agent and the registrar shall initially be the trustee. No service charge will be made for any registration of transfer or conversion of notes. However, we may require the holder to pay any transfer tax or similar governmental charge payable as a result of any transfer or exchange to a person other than the holder.
     Contemporaneously with the offering of the notes, we entered into separate call option and warrants transactions. See “Purchase of Call Options and Sale of Warrants Transactions.”
Ranking
     The notes are senior unsecured obligations of Stewart Enterprises and rank:
•	pari passu in right of payment with all other indebtedness of Stewart Enterprises that is not by its terms expressly subordinated to other indebtedness of Stewart Enterprises;

•	senior in right of payment to all indebtedness of Stewart Enterprises that is, by its terms, expressly subordinated to the senior indebtedness of Stewart Enterprises; and

•	effectively junior to the secured indebtedness of Stewart Enterprises to the extent of the value of the collateral securing such indebtedness and to the indebtedness and other liabilities of our non-guarantor subsidiaries.
     The indenture does not limit the amount of additional indebtedness, including secured indebtedness, which we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries, including our non-guarantor subsidiaries, can create, incur, assume or guarantee. As of July 31, 2007, we had outstanding no senior secured indebtedness under our senior secured credit facility to which the notes would rank effectively junior.
Guarantees
     The notes are guaranteed by all of our subsidiaries that are guarantors of our 6.25% Senior Notes due 2013, except for three immaterial non-wholly owned subsidiaries (which in fiscal year 2006, in the aggregate, contributed approximately 0.9 percent of our consolidated revenue, 1.1 percent of our consolidated earnings from continuing operations, 0.5 percent of our consolidated assets and 0.3 percent of our consolidated operating cash flow) and except for any future non-wholly owned subsidiaries.

     Unless the context requires otherwise, when we refer to our “6.25% Senior Notes due 2013,” we refer to our 6.25% Senior Notes due 2013 and to any “Refunding Notes,” defined as any notes, bonds, debentures or similar debt securities that we may issue or that any subsidiary of ours may issue if such debt securities are guaranteed by us, in each case, to the extent that any such debt securities are issued six months before or after the date on which we repay such 6.25% Senior Notes due 2013, whether at maturity or upon earlier redemption or repurchase or otherwise. Accordingly, holders of the notes will be entitled to the benefit of any guarantees provided by any of our wholly owned subsidiaries in respect of any Refunding Notes. In addition, if the 6.25% Senior Notes due 2013 are repaid and no Refunding Notes are issued, the guarantees will have been released and the notes will no longer be guaranteed.
     For information about the guarantors of our 6.25% Senior Notes due 2013, see Notes 11 and 14 to the consolidated financial statements for fiscal year ended October 31, 2006 included in our Current Report on Form 8-K filed June 20, 2007; Note 11 to the consolidated financial statements included in our Form 10-Q for the quarter ended July 31, 2007; and corresponding information in our reports filed with the SEC after the date of this prospectus.
     Each guarantee is a general unsecured obligation of the guarantor and ranks:
•	pari passu in right of payment with all other indebtedness of the guarantor that is not by its terms expressly subordinated to other indebtedness of the guarantor;

•	senior in right of payment to all indebtedness of the guarantor that is, by its terms, expressly subordinated to the senior indebtedness of the guarantor; and

•	effectively junior to the secured indebtedness of the guarantor to the extent of the value of the collateral securing such indebtedness.
     Not all of our subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay their debt and other obligations (including trade payables) before they will be able to distribute any of their assets to us. In fiscal year 2006, our non-guarantor subsidiaries contributed 8.0 percent of our consolidated revenue, 6.0 percent of our consolidated earnings from continuing operations, 6.3 percent of our consolidated assets and 15.5 percent of our consolidated operating cash flow. As of July 31, 2007, our non-guarantor subsidiaries had approximately $123.1 million of indebtedness and other liabilities outstanding to which the notes rank effectively junior.
     If Stewart Enterprises defaults in payment of the principal of, or interest on the notes, each of the guarantors will be unconditionally, jointly and severally, obligated to duly and punctually pay the principal of and interest on the notes.
     The obligations of each guarantor under its guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such guarantor, and after giving effect to any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor under its guarantee or pursuant to its contribution obligations under the indenture, will result in the obligations of such guarantor under its guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each guarantor that makes a payment or distribution under its guarantee will be entitled to a contribution from any other guarantor in a pro rata amount based on the net assets of each guarantor determined in accordance with generally accepted accounting principles. For more details, see “Risk Factors — Risks Related to the Notes — The guarantees may not be enforceable because of fraudulent conveyance laws.”
     If any wholly-owned subsidiary of Stewart Enterprises (including any wholly-owned subsidiary of Stewart Enterprises formed or acquired after the date of the indenture) becomes a guarantor of our 6.25% Senior Notes due 2013, then such subsidiary will be required to (i) execute and deliver to the trustee a supplemental indenture in form and substance satisfactory to the trustee pursuant to which such subsidiary shall unconditionally guarantee all of Stewart Enterprise’s obligations under the notes and the indentures on the terms set forth in each indenture and (ii) deliver to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such subsidiary and constitutes a legal, valid, binding and enforceable obligation of such subsidiary.

     Notwithstanding the foregoing, each guarantee by a subsidiary guarantor provides by its terms that it shall be automatically and unconditionally released and discharged:
     (1) upon any sale or other disposition of all or substantially all of the assets of such subsidiary (including by way of merger or consolidation or any sale of all of the capital stock of that subsidiary) to a person that is not Stewart Enterprises or a subsidiary of Stewart Enterprises; or
     (2) if such subsidiary ceases to be a guarantor of our 6.25% Senior Notes due 2013 (including of any Refunding Notes), including by way of redemption, repurchase or repayment at maturity.
Conversion Rights
General
     Holders may convert their 2014 notes during the term of such notes on a business day prior to the close of business on the business day preceding the stated maturity of the 2014 notes based on an initial conversion rate of 90.4936 shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $11.05 per share, only if the conditions for conversion described below are satisfied. Holders may convert their 2016 notes prior to the close of business on the business day preceding the stated maturity of the 2016 notes based on an initial conversion rate of 90.4936 shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $11.05 per share, only if the conditions for conversion described below are satisfied. The conversion rate per $1,000 principal amount of notes in effect at any given time for the applicable series of notes is referred to in this prospectus as the “applicable conversion rate” and is subject to adjustment as described below. The “applicable conversion price” per share of common stock as of any given time for the applicable series of notes is equal to $1,000 divided by the then applicable conversion rate, rounded to the nearest cent. A note for which a holder has delivered a fundamental change purchase notice, as described below, requiring us to purchase the note may be surrendered for conversion only if such notice is withdrawn in accordance with the indenture. A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 principal amount.
     Upon conversion of any note, a holder will receive, for each $1,000 principal amount of notes surrendered for conversion:
•	cash in an amount equal to the lesser of (1) $1,000 and (2) the conversion value, as defined below; and

•	if the conversion value is greater than $1,000, a number of shares of our common stock, which we refer to as the “remaining shares,” equal to the sum of the daily share amounts, as defined below, for each of the 40 consecutive trading days in the conversion reference period, as defined below, appropriately adjusted to reflect events occurring during the conversion reference period that would result in a conversion rate adjustment (subject to our right to deliver cash in lieu of all or a portion of such remaining shares as described below); provided that the number of remaining shares per $1,000 principal amount of notes (including cash in lieu thereof) will not exceed 100 shares, subject to adjustment in the manner set forth in paragraphs (i) through (iii) under “— Conversion Rate Adjustments” below.
We refer to the foregoing amounts deliverable upon conversion of any of the notes as our “conversion obligation.”
     The “conversion value” means the average of the daily conversion values, as defined below, for each of the 40 consecutive trading days of the conversion reference period.
     The “daily conversion value” means, with respect to any trading day, the product of (1) the applicable conversion rate and (2) the volume weighted average price (as defined below) per share of our common stock on such trading day.

     The “conversion reference period” means:
•	for notes that are converted during the one month period prior to the maturity date of the notes, the 40 consecutive trading days beginning on the 42nd scheduled trading day prior to the maturity date, subject to any extension due to a market disruption event; and

•	in all other instances, the 40 consecutive trading days beginning on the third trading day following the conversion date.
     The “conversion date” with respect to a note means the date on which the holder of the note has complied with all requirements under the indenture to convert such note.
     The “daily share amount” means, for each trading day during the conversion reference period and each $1,000 principal amount of notes surrendered for conversion, a number of shares (but in no event less than zero) determined by the following formula:
(volume weighted average price per share for such trading day × applicable conversion rate) — $1,000 volume weighted average price per share for such trading day × 40
     The “volume weighted average price” per share of our common stock on any trading day means such price as displayed on Bloomberg (or any successor service) page STEI.Q < equity > AQR (or any equivalent successor page) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume weighted average price means the market value per share of our common stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by us.
     A “trading day” is any day on which (i) there is no market disruption event (as defined below) and (ii) the NASDAQ Global Select Market is open for trading, or, if our common stock is not listed on the NASDAQ Global Select Market, any day on which the principal national securities exchange on which our common stock is listed is open for trading, or, if the common stock is not listed on a national securities exchange, any business day. A “trading day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.
     A “scheduled trading day” is a day that is scheduled to be a trading day.
     A “market disruption event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the NASDAQ Global Select Market or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
     On any day prior to the first trading day of the applicable conversion reference period, we may specify a percentage of the daily share amount that will be settled in cash (referred to as the “cash percentage”). If we elect to specify a cash percentage, the amount of cash that we will deliver in respect of the daily share amount for each trading day in the applicable conversion reference period will equal the product of: (1) the cash percentage, (2) the daily share amount for such trading day and (3) the volume weighted average price of our common stock on such trading day. The number of shares deliverable in respect of the daily share amount for each trading day in the applicable conversion reference period will be a percentage of the daily share amount equal to 100% minus the cash percentage. If we do not specify a cash percentage by the start of the applicable conversion reference period, we must settle 100% of the daily share amount for each trading day in the applicable conversion reference period with shares of our common stock; provided, however, that we will pay cash in lieu of fractional shares otherwise issuable upon conversion of such note.

     A holder of a note otherwise entitled to a fractional share will receive cash equal to such fraction multiplied by the arithmetic average of the volume weighted average price of our common stock for each of the 40 consecutive trading days of the conversion reference period, rounding to the nearest whole cent.
     The conversion value, daily share amounts and the number of shares, if any, to be issued upon conversion of the notes will be determined by us at the end of the conversion reference period. Upon conversion of a note, we will deliver the conversion obligation on the third trading day following the last trading day of the applicable conversion reference period (the “settlement date”). Notwithstanding the foregoing, in the event that a holder converts its notes “in connection with” a fundamental change in which the consideration for our common stock is comprised entirely of cash, the conversion obligation will be calculated based solely on the stock price (as such term is defined under “— Determination of Make Whole Premium” for purposes of fundamental change transactions involving solely cash consideration) with respect to the transaction and will be deemed to be an amount equal to the applicable conversion rate (including any adjustment thereto described under “— Determination of Make Whole Premium”) multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third trading day following the surrender of the notes for conversion.
     We may not have sufficient cash to pay, or may not be permitted to pay, the cash portion of the required consideration that we may need to pay if the notes are converted. If we do not have sufficient cash on hand at the time of conversion, we may have to raise funds through debt or equity financing. Our ability to raise such financing will depend on prevailing market conditions and other factors, some of which are beyond our control. Further, we may not be able to raise such financing within the period required to satisfy our obligation to make timely payment upon any conversion. In addition, the covenants governing our future indebtedness may prohibit us from making these cash payments upon conversion of the notes or otherwise restrict our ability to make such payments. If the covenants governing our existing or future indebtedness do not permit us to pay the cash portion of the conversion consideration, we could seek consent from such lenders to make the payment or attempt to refinance such indebtedness. If we were unable to obtain a consent or refinance the debt, we would be prohibited from paying the cash portion of the conversion consideration, in which case an event of default would occur under the indenture governing the notes. For more details, see “Risk Factors — Risks Related to the Notes — We may not be able to pay the cash portion of the conversion price pursuant to any conversion of the notes.”
     The ability to surrender notes for conversion will expire at the close of business on the business day immediately preceding the maturity date.
Conversion Based on Common Stock Price
     Holders may surrender notes for conversion on any business day in any fiscal quarter commencing at any time after October 31, 2007, and only during such fiscal quarter, if, as of the last day of the immediately preceding fiscal quarter, the closing price of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of such preceding fiscal quarter was more than 130% of the applicable conversion price per share of common stock on the last day of such preceding fiscal quarter, which we refer to as the “conversion trigger price.”
     The “closing price” of our common stock on any trading day means the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the NASDAQ Global Select Market, or, if our common stock is not listed on the NASDAQ Global Select Market, as reported by the principal national securities exchange on which our common stock is listed, or otherwise as provided in the indenture.
     The conversion trigger price immediately following issuance of the 2014 notes is $14.37, which is 130% of the initial conversion price per share of common stock applicable to the 2014 notes. The conversion trigger price immediately following issuance of the 2016 notes is $14.37, which is 130% of the initial conversion price per share of common stock applicable to the 2016 notes. The foregoing conversion trigger prices assume that no events have occurred that would require an adjustment to the conversion rate applicable to the notes as described under “— Conversion Rate Adjustments” below.

     We will determine at the beginning of each fiscal quarter commencing at any time after October 31, 2007 whether the notes are convertible as a result of the price of our common stock and notify the trustee.
Conversion Based on Trading Price of Notes
     Holders may also surrender notes for conversion on any business day during the five business day period after any five consecutive trading day period in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of that period was less than 95% of the product of the closing price of our common stock on such day and the then applicable conversion rate (referred to as the “trading price condition”).
     The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $5,000,000 principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers we select, which may include the initial purchasers; provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be less than 95% of the product of the closing price of our common stock and the then applicable conversion rate.
     In connection with any conversion upon satisfaction of the trading price condition, the trustee shall have no obligation to determine the trading price of either series of notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder of the notes of a series provides us with reasonable evidence that the trading price per $1,000 principal amount of notes of that series would be less than 95% of the product of the closing price of our common stock and the then applicable conversion rate. At such time, we shall instruct the trustee to determine the trading price of the notes of that series beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than 95% of the product of the closing price of our common stock and the then applicable conversion rate for that series of notes.
Conversion Upon Certain Distributions
     If we elect to distribute to all holders of our common stock:
•	any rights entitling them to purchase, for a period expiring within 45 days of distribution, common stock, or securities convertible into common stock, at less than, or having a conversion price per share less than, the closing price of our common stock on the trading day immediately preceding the declaration date for such distribution; or

•	cash, debt securities, other assets or rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 15% of the closing price of our common stock on the trading day immediately preceding the declaration date for such distribution, we will notify the holders of notes at least 35 days prior to the ex-dividend date for such distribution. Once we have given that notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place. A holder may not convert its notes under this conversion provision upon the above specified distributions if the holder will otherwise participate in such distribution on an as converted basis. The “ex-dividend date” is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.
Conversion Upon a Fundamental Change
     We will notify the holders of notes and the trustee at least 15 days prior to the anticipated effective date of any fundamental change, as defined below under “— Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change.”

Holders may surrender notes for conversion at any time beginning 15 days before the anticipated effective date of a fundamental change and until the trading day prior to the fundamental change purchase date.
     Upon the occurrence of a fundamental change, holders will be able to require us to purchase all or a portion of their notes as described under “— Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change.” In addition, if the fundamental change results from a transaction described in clause (1), (2) or (4) of the definition of “change of control,” we will adjust the conversion rate for the notes tendered for conversion in connection with the fundamental change transaction, as described under “— Determination of Make Whole Premium.”
Conversion at Maturity
     Holders may surrender the 2014 notes for conversion at any time beginning on June 15, 2014 and the 2016 notes for conversion at any time beginning on June 15, 2016 and ending, in each case, at the close of business on the business day immediately preceding the applicable maturity date.
Conversion Procedures
     To convert a note, a holder must:
•	complete and manually sign a conversion notice, a form of which is on the back of the note, and deliver the conversion notice to the conversion agent;

•	surrender the note to the conversion agent;

•	if required by the conversion agent, furnish appropriate endorsements and transfer documents;

•	if required, pay funds equal to interest payable on the next interest payment date to which a holder is not entitled; and

•	if required, pay all transfer or similar taxes.
     On conversion of a note, a holder will receive the payment described under “— Conversion Rights” above. On conversion of a note, a holder will not receive, except as described below, any cash payment representing any accrued and unpaid interest. Instead, accrued and unpaid interest will be deemed paid by the consideration paid upon conversion. Delivery to the holder of the cash consideration and any remaining shares (or any cash in lieu thereof) upon conversion of such holder’s notes as described above under “— Conversion Rights,” together with any cash payment of such holder’s fractional shares, will thus be deemed:
•	to satisfy our obligation to pay the principal amount of a note; and

•	to satisfy our obligation to pay accrued and unpaid interest.
     As a result, accrued and unpaid interest is deemed paid in full rather than cancelled, extinguished or forfeited. Holders of notes surrendered for conversion during the period from the close of business on any regular record date next preceding any interest payment date to the opening of business of such interest payment date will receive the semiannual interest payable on such notes on the corresponding interest payment date notwithstanding the conversion, and such notes upon surrender must be accompanied by funds equal to the amount of such payment; provided that no such payment need be made:
•	in connection with a conversion following the regular record date preceding the maturity date for the applicable series of notes;

•	if we have specified a fundamental change purchase date that is after a regular record date and on or prior to the corresponding interest payment date; or
•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

We will not be required to convert any notes that are surrendered for conversion without payment of interest as required by this paragraph.
     The conversion rate will not be adjusted for accrued and unpaid interest. For a discussion of the material U.S. federal income tax considerations with respect to a holder that receives cash consideration and any remaining shares (and any cash in lieu thereof), upon surrendering notes for conversion, see “Material U.S. Federal Income Tax Considerations.”
     Upon determining that the holders are or will be entitled to convert their notes in accordance with these provisions, we will promptly issue a press release or otherwise publicly disclose this information and use our reasonable efforts to post such information on our website.
Conversion Rate Adjustments
     The conversion rate for each series of notes shall be adjusted from time to time as follows:
     (i) If we issue common stock as a dividend or distribution on our common stock to all holders of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:
     CR1 = CR0 × OS1/OS0
     where
     CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event
     CR1 = the new conversion rate in effect taking such event into account
     OS0 = the number of shares of our common stock outstanding immediately prior to such event
     OS1 = the number of shares of our common stock outstanding immediately after such event.
Any adjustment made pursuant to this paragraph (i) shall become effective on the date that is immediately after (x) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.
     (ii) If we issue to all holders of our common stock any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase shares of our common stock, or if we issue to all holders of our common stock securities convertible into our common stock for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per share of common stock or a conversion price per share of common stock less than the closing price of our common stock on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0 × (OS0 + X)/(OS0 + Y)

where

CR0	=	the conversion rate in effect immediately prior to the adjustment relating to such event

CR1	=	the new conversion rate taking such event into account

OS0	=	the number of shares of our common stock outstanding immediately prior to such event

X	=	the total number of shares of our common stock issuable pursuant to such rights, warrants, options, other securities or convertible securities

Y	=	the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the closing prices of our common stock for the 10 consecutive trading days prior to the business day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.
For purposes of this paragraph (ii), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, our common stock at less than the applicable closing price of our common stock, and in determining the aggregate exercise or conversion price payable for such common stock, there shall be taken into account any consideration we receive for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by our board of directors. Any adjustment made pursuant to this clause (ii) shall become effective on the date that is immediately after the date fixed for the determination of shareholders entitled to receive such rights, warrants, options, other securities or convertible securities. If any right, warrant, option, other security or convertible security described in this paragraph (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.
     (iii) If we distribute capital stock, evidences of indebtedness or other assets or property of ours to all holders of our common stock, excluding:
     (A) dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in paragraph (i) or (ii) above,
     (B) dividends or distributions paid exclusively in cash, and
     (C) Spin-Offs described below in this paragraph (iii),
then the conversion rate will be adjusted based on the following formula:

CR1	=	CR0 × SP0/(SP0–FMV)

where

CR0	=	the conversion rate in effect immediately prior to the adjustment relating to such event

CR1	=	the new conversion rate taking such event into account

SP0	=	the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution

FMV	=	the fair market value (as determined in good faith by our board of directors) of the capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the earlier of the record date or the ex-dividend date for such distribution.
An adjustment to the conversion rate made pursuant to this paragraph shall be made successively whenever any such distribution is made and shall become effective on the ex-dividend date for such distribution.

     If we distribute to all holders of our common stock capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours (a “Spin-Off”), the conversion rate in effect immediately before the close of business on the date fixed for determination of holders of our common stock entitled to receive such distribution will be adjusted based on the following formula:

CR1	=	CR0 × (FMV0 + MP0)/MP0

where

CR0	=	the conversion rate in effect immediately prior to the adjustment relating to such event

CR1	=	the new conversion rate taking such event into account

FMV0	=	the average of the closing prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading days after the effective date of the Spin-Off

MP0	=	the average of the closing prices of our common stock over the first 10 consecutive trading days after the effective date of the Spin-Off.
An adjustment to the conversion rate made pursuant to this paragraph will occur on the 10th trading day from and including the effective date of the Spin-Off.
     If any such dividend or distribution described in this paragraph (iii) is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.
     (iv) If we pay or make any dividend or distribution consisting exclusively of cash to all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0 × (SP0 – T)/(SP0 – C)

where

CR0	=	the conversion rate in effect immediately prior to the adjustment relating to such event

CR1	=	the new conversion rate taking such event into account

SP0	=	the average of the closing prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution

T	=	the dividend threshold amount, which shall initially be $0.025 per quarter, adjusted as to take into account events that cause adjustments to the conversion rate and as further adjusted to account for any change in the frequency of payment of our regular dividend; provided that the dividend threshold amount shall be deemed to be zero if the dividend is not a regularly scheduled dividend

C	=	the amount in cash per share that we distribute to holders of our common stock.
An adjustment to the conversion rate made pursuant to this paragraph (iv) shall become effective on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this paragraph (iv) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.
     If we fail to pay a cash dividend or distribution for a period in which a regularly scheduled dividend has in prior periods been paid in accordance with past practice, the conversion rate shall be adjusted using the formula in this paragraph (iv), with the ex-dividend date being deemed to be the third to last trading day in the third month of the calendar quarter in question, and “C” being deemed to be zero.

     Whenever the conversion rate is adjusted, the dividend threshold amount shall be adjusted by multiplying such dividend threshold amount by a fraction, the numerator of which is the conversion rate prior to adjustment and the denominator of which is the conversion rate following such adjustment, except that no such adjustment will be made to the dividend threshold amount on account of any adjustment to the conversion rate pursuant to this clause (iv).
     (v) If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the closing price per share of common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the conversion rate will be adjusted based on the following formula:

CR1	=	CR0 × (AC + (SP1 × OS1))/(SP1 × OS0)

where

CR0	=	the conversion rate in effect immediately prior to the adjustment relating to such event

CR1	=	the new conversion rate taking such event into account

AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for our common stock purchased in such tender or exchange offer

OS0	=	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires

OS1	=	the number of shares of our common stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)

SP1	=	the average of the closing prices of our common stock for the 10 consecutive trading days commencing on the trading day next succeeding the date such tender or exchange offer expires.
If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made. Any adjustment to the conversion rate made pursuant to this paragraph (v) shall become effective on the date immediately following the determination of the average of the closing prices of our common stock for purposes of SP1 above. If we are or one of our subsidiaries is obligated to purchase our common stock pursuant to any such tender or exchange offer but we are or the relevant subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new conversion rate shall be readjusted to be the conversion rate that would be in effect if such tender or exchange offer had not been made.
     Notwithstanding the foregoing paragraphs (i) through (v) above, the conversion rate applicable to either series of notes shall not exceed 119.9040 shares per $1,000 principal amount of notes, subject to adjustment in the manner set forth in paragraphs (i) through (iii) above.
     If we have in effect a rights plan while any notes remain outstanding, holders of notes will receive, upon a conversion of notes in respect of which we are required to deliver shares of common stock, in addition to such common stock, rights under our shareholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock. If the rights provided for in our rights plan have separated from our common stock in accordance with the provisions of the applicable shareholder rights agreement so that holders of notes would not be entitled to receive any rights in respect of our common stock, if any, that we are required to deliver upon conversion of notes, the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.
     We will not take any action that would result in an adjustment pursuant to the above provisions without complying with the shareholder approval rules of the NASDAQ Global Select Market or any stock exchange on which our common stock is listed at the relevant time.

     We will not make any adjustment to the conversion rate if holders of the notes are permitted to participate, on an as-converted basis, in the transactions described above.
     The applicable conversion rate will not be adjusted upon certain events, including but not limited to:
•	the issuance of any of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common stock under any plan;

•	the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of ours;

•	the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued;

•	a change in the par value of our common stock;

•	accumulated and unpaid dividends or distributions; and

•	as a result of a tender offer solely to holders of fewer than 100 shares of our common stock.
     No adjustment in the conversion price will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion price. If the adjustment is not made because the adjustment does not change the conversion price by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, all adjustments not previously made shall have effect with respect to any conversion of 2014 notes on or after June 15, 2014 and with respect to any conversion of 2016 notes on or after June 15, 2016.
     For U.S. federal income tax purposes, adjustments to the conversion rate, or failures to make certain adjustments, that have the effect of increasing the beneficial owners’ proportionate interests in our assets or earnings may in some circumstances result in a taxable deemed distribution to the beneficial owners. See “Material U.S. Federal Income Tax Considerations.”
  Business Combinations
     In the case of the following events (each, a “business combination”):
•	any recapitalization, reclassification or change of our common stock, other than (a) a change in par value, or from par value to no par value, or from no par value to par value, or (b) as a result of a subdivision or combination;

•	any consolidation, merger or combination involving us;

•	any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of ours and our subsidiaries; or

•	any statutory share exchange;
in each case as a result of which holders of our common stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common stock, then from and after the effective date of such business combination, the settlement of the conversion obligation will be based on, and each remaining share, if any, deliverable in respect of any such settlement will consist of, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which holders of our common stock are entitled to receive in respect of each share of common stock upon such business combination. For purposes of the foregoing, where a business combination involves a transaction that causes our common stock to be converted into the right to receive more than a single type of consideration based upon any form of stockholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election.

We may not become a party to any such transaction unless its terms are materially consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of notes to convert its notes prior to the effective date of the business combination.
Determination of Make Whole Premium
     If a fundamental change occurs prior to the maturity date as a result of a transaction described in clauses (1), (2) or (4) of the definition of change of control (as set forth under “— Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change”) and a holder elects to convert its notes in connection with such transaction, we will pay a make whole premium by increasing the applicable conversion rate for the notes surrendered for conversion if and as required below. A conversion of notes will be deemed for these purposes to be “in connection with” such a transaction if the notice of conversion is received by the conversion agent from and including the effective date of such transaction and prior to the close of business on the business day prior to the fundamental change purchase date of such transaction as described below under “— Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change.” Any make whole premium will have the effect of increasing the amount of any cash, securities or other assets otherwise due to the holders of notes upon conversion.
     Any increase in the applicable conversion rate will be determined by reference to the applicable table below and is based on the date on which such fundamental change transaction becomes effective (the “effective date”) and the price (the “stock price”) paid, or deemed paid, per share of our common stock in such transaction, subject to adjustment as described below. If the holders of our common stock receive only cash in the fundamental change transaction, the stock price shall be the cash amount paid per share of common stock. Otherwise, the stock price shall be the average of the closing prices of our common stock for each of the ten consecutive trading days prior to but excluding the effective date.
     The stock prices set forth in the first column of the 2014 Notes Make-Whole Table and the 2016 Notes Make-Whole Table will be adjusted as of any date on which the conversion rate of the notes is adjusted as set forth under ‘‘— Conversion Rights — Conversion Rate Adjustments” above. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The conversion rate adjustment amounts set forth in the table below will be adjusted in the same manner as the conversion rate as set forth above under “ — Conversion Rights — Conversion Rate Adjustments.”
  2014 Notes Make-Whole Table
     The following table sets forth the amount, if any, by which the applicable conversion rate for 2014 notes will increase for each stock price and effective date set forth below:
Make Whole Premium (Increase in Applicable Conversion Rate)

Stock Price on Effective Date	6/27/07*	7/15/08	7/15/09	7/15/10	7/15/11	7/15/12	7/15/13	7/15/14
$ 8.34	29.4104	29.4104	29.4104	29.4104	29.4104	29.4104	29.4104	29.4104
$ 10.00	20.9402	20.2611	19.4516	18.4827	17.2430	15.6144	13.2131	9.5064
$ 12.50	14.0138	13.1105	12.0620	10.8051	9.2485	7.2516	4.4384	0.0000
$ 15.00	10.3371	9.4421	8.4158	7.2198	5.7917	4.0790	1.9864	0.0000
$ 17.50	8.1606	7.3391	6.4134	5.3604	4.1521	2.7821	1.3057	0.0000
$ 20.00	6.7567	6.0193	5.2018	4.2902	3.2706	2.1764	1.0701	0.0000
$ 25.00	5.0760	4.4909	3.8574	3.1678	2.4239	1.6418	0.8406	0.0000
$ 30.00	4.1389	3.6504	3.1347	2.5736	1.9792	1.3533	0.7002	0.0000
$ 35.00	3.5092	3.0954	2.6587	2.1871	1.6867	1.1578	0.6004	0.0000
$ 40.00	3.0557	2.6951	2.3167	1.9074	1.4735	1.0124	0.5254	0.0000
$ 45.00	2.7106	2.3909	2.0563	1.6933	1.3089	0.8994	0.4670	0.0000
$ 50.00	2.4385	2.1514	1.8500	1.5233	1.1767	0.8091	0.4204	0.0000
$ 75.00	1.6318	1.4382	1.2367	1.0162	0.7824	0.5367	0.2773	0.0000
$100.00	1.2305	1.0824	0.9306	0.7636	0.5863	0.3987	0.2048	0.0000

*	The original issue date of the notes.

     The actual stock price and effective date may not be set forth in the table above, in which case:
•	If the actual stock price on the effective date is between two stock price amounts in the table or the actual effective date is between two effective dates in the table, the amount of the conversion rate adjustment will be determined by straight-line interpolation between the adjustment amounts set forth for the higher and lower stock price amounts and the two effective dates, as applicable, based on a 365-day year;

•	If the actual stock price on the effective date exceeds $100.00 per share of our common stock (subject to adjustment as described below), no adjustment to the conversion rate will be made; and

•	If the actual stock price on the effective date is less than $8.34 per share of our common stock (subject to adjustment as described below), no adjustment to the conversion rate will be made.
     Notwithstanding the foregoing, the conversion rate shall not exceed 119.9040 shares per $1,000 principal amount of notes subject to adjustment in the manner set forth in clauses (i) through (iii) above under “— Conversion Rights — Conversion Rate Adjustments” above.
2016 Notes Make-Whole Table
     The following table sets forth the amount, if any, by which the applicable conversion rate for 2016 notes will increase for each stock price and effective date set forth below:
Make Whole Premium (Increase in Applicable Conversion Rate)

Stock Price on
Effective Date	6/27/07*	7/15/08	7/15/09	7/15/10	7/15/11	7/15/12	7/15/13	7/15/14	7/15/15	7/15/16
$ 8.34	29.4104	29.4104	29.4104	29.4104	29.4104	29.4104	29.4104	29.4104	29.4104	29.4104
$ 10.00	21.8766	21.2897	20.6449	19.8041	18.8469	17.7580	16.4333	14.7856	12.5094	9.5064
$ 12.50	15.5826	14.8177	13.9660	12.9350	11.7602	10.3984	8.7622	6.7336	3.9962	0.0000
$ 15.00	12.0868	11.3311	10.4818	9.4946	8.3802	7.1105	5.6342	3.9167	1.9054	0.0000
$ 17.50	9.9104	9.2110	8.4281	7.5334	6.5477	5.4371	4.1977	2.8207	1.3825	0.0000
$ 20.00	8.4308	7.7856	7.0887	6.2911	5.4288	4.4651	3.4377	2.3249	1.1744	0.0000
$ 25.00	6.5854	6.0598	5.4850	4.8526	4.1729	3.4359	2.6467	1.8100	0.9347	0.0000
$ 30.00	5.4437	4.9992	4.5222	3.9964	3.4373	2.8328	2.1884	1.5032	0.7793	0.0000
$ 35.00	4.6491	4.2678	3.8594	3.4101	2.9349	2.4213	1.8724	1.2880	0.6680	0.0000
$ 40.00	4.0637	3.7293	3.3731	2.9793	2.5658	2.1168	1.6380	1.1265	0.5845	0.0000
$ 45.00	3.6121	3.3143	2.9986	2.6475	2.2810	1.8811	1.4556	1.0009	0.5193	0.0000
$ 50.00	3.2543	2.9856	2.7000	2.3837	2.0519	1.6928	1.3104	0.9007	0.4675	0.0000
$ 75.00	2.1801	2.0000	1.8081	1.5949	1.3715	1.1273	0.8705	0.5970	0.3082	0.0000
$100.00	1.6449	1.5061	1.3618	1.1995	1.0310	0.8469	0.6498	0.4427	0.2238	0.0000

*	The original issue date of the notes.
     The actual stock price and effective date may not be set forth in the table above, in which case:
•	If the actual stock price on the effective date is between two stock price amounts in the table or the actual effective date is between two effective dates in the table, the amount of the conversion rate adjustment will be determined by straight-line interpolation between the adjustment amounts set forth for the higher and lower stock price amounts and the two effective dates, as applicable, based on a 365-day year;

•	If the actual stock price on the effective date exceeds $100.00 per share of our common stock (subject to adjustment as described below), no adjustment to the conversion rate will be made; and

•	If the actual stock price on the effective date is less than $8.34 per share of our common stock (subject to adjustment as described below), no adjustment to the conversion rate will be made.

     Notwithstanding the foregoing, the conversion rate shall not exceed 119.9040 shares per $1,000 principal amount of notes, subject to adjustment in the manner set forth in clauses (i) through (iii) above under “— Conversion Rights — Conversion Rate Adjustments” above.
Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change
     In the event of a fundamental change, as defined below, each holder of notes will have the right to require us to purchase for cash all of such holder’s notes, or any portion thereof in integral multiples of $1,000, on the date, which we refer to as the “fundamental change purchase date,” that is not less than 30 days and not more than 45 days after the effective date of the fundamental change, at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. If such fundamental change purchase date is after a record date and on or prior to the related interest payment date, however, then the interest payable on such date will be paid to the holder of record of the notes on the relevant regular record date, and the fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased.
     No less than 15 days prior to the anticipated effective date of a fundamental change, we are required to give notice to all holders of record of notes, as provided in the indenture, of the occurrence of the fundamental change and of the resulting purchase right (an “issuer fundamental change notice”). Such issuer fundamental change notice will state, among other things, the fundamental change purchase date. We must also deliver a copy of the issuer fundamental change notice to the trustee and the paying agent.
     In order to exercise the purchase right upon a fundamental change, a holder must deliver by the close of business on the business day prior to the fundamental change purchase date a “fundamental change purchase notice” stating, among other things:
•	if the notes are in certificated form, the certificate numbers of the holder’s notes to be delivered for purchase;

•	the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple of $1,000; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.
     If the notes are not in certificated form, a fundamental change purchase notice must comply with appropriate DTC procedures.
     A holder may withdraw any fundamental change purchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change purchase date. If a holder of notes delivers a fundamental change purchase notice, it may not thereafter surrender those notes for conversion unless the fundamental change purchase notice is withdrawn. The notice of withdrawal shall state:
•	the principal amount being withdrawn, which must be $1,000 or an integral multiple of $1,000;

•	if the notes are in certificated form, the certificate numbers of the notes being withdrawn; and

•	the principal amount, if any, of the notes that remains subject to the fundamental change purchase notice.
If the notes are not in certificated form, a withdrawal notice must comply with appropriate DTC procedures.
In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

•	file a Schedule TO or any other required schedule under the Exchange Act.
     Payment of the fundamental change purchase price for a note for which a fundamental change purchase notice has been delivered by a holder and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsement, to the paying agent at any time after delivery of the fundamental change purchase notice. Payment of the fundamental change purchase price for the note will be made promptly following the later of the fundamental change purchase date or the time of delivery of the note, together with necessary endorsements.
     If the paying agent holds funds sufficient to pay the fundamental change purchase price of the note on the fundamental change purchase date in accordance with the terms of the indenture, then, immediately after the fundamental change purchase date, whether or not the note is delivered to the paying agent:
•	such note will cease to be outstanding;

•	interest on such note will cease to accrue; and

•	all rights of the holder of such note will terminate except the right to receive the fundamental change purchase price upon delivery of the note.
     A “fundamental change” means the occurrence of a change of control or a termination of trading, each as defined below.
     A “change of control” means the occurrence of any of the following events:
     (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of voting stock representing 50% or more of the total voting power of all outstanding voting stock of the company; or
     (2) the company consolidates with, or merges with or into, another person or the company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, other than any such transaction where immediately after such transaction the person or persons that “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) immediately prior to such transaction, directly or indirectly, voting stock representing a majority of the total voting power of all outstanding voting stock of the company, “beneficially own or owns” (as so determined), directly or indirectly, voting stock representing a majority of the total voting power of the outstanding voting stock of the surviving or transferee person; or
     (3) during any consecutive two-year period, the continuing directors cease for any reason to constitute a majority of the board of directors of the company; or
     (4) the adoption of a plan of liquidation or dissolution of the company.
For purposes of this definition, “continuing directors” means, as of any date of determination, any member of the board of directors of the company who was (a) a member of such board of directors on the date of the indenture or (b) nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election.
     Notwithstanding the foregoing, it will not constitute a change of control if at least 90% of the consideration for our common stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the change of control consists of common stock and any associated rights listed on a United States national securities exchange or quoted on a national automated dealer quotation system, or which will be so traded or quoted when issued or exchanged in connection with the change of control, and as a result of such transaction or transactions the notes become convertible solely into such common stock.

     A “termination of trading” will be deemed to have occurred if our common stock (or other common stock into which the notes are then convertible) is not listed on a United States national securities exchange or approved for quotation and trading on a national automated dealer quotation system or established automated over-the-counter trading market in the United States or ceases to be so traded or quoted in contemplation of a delisting or withdrawal of approval, other than as a result of a transaction described in clause (2) of the definition of change in control.
     Clause (2) of the definition of change of control includes a phrase relating to the conveyance, transfer, lease, or other disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a conveyance, transfer, lease, or other disposition of less than all of our assets may be uncertain.
     In some circumstances, the fundamental change repurchase feature of the notes may make it more difficult or discourage a takeover of us and thus the removal of incumbent management. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to accumulate shares of common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is the result of negotiations between us and the initial purchasers.
     We may, to the extent permitted by applicable law, at any time purchase the notes in the open market or by tender at any price or by private agreement. Any note purchased by us will be surrendered to the trustee for cancellation. Any notes surrendered to the trustee may not be reissued or resold and will be canceled promptly.
     The foregoing provisions would not necessarily protect holders of the notes if highly leveraged or other transactions involving us occur that may materially adversely affect holders. Our ability to repurchase notes upon the occurrence of a fundamental change is subject to important limitations. We cannot assure holders that we would have the financial resources, or would be able to arrange financing, to pay the fundamental change purchase price for all the notes that might be delivered by holders of notes seeking to exercise the fundamental change purchase right. Furthermore, payment of the fundamental change purchase price may violate or may be limited by the terms of our existing or future indebtedness. Any failure by us to repurchase the notes when required would result in an event of default under the indenture. Any such default may, in turn, cause a default under other indebtedness. See “Risk Factors — Risks Related to the Notes — We may not have the ability to purchase notes when required under the terms of the notes.”
Events of Default and Acceleration
     The following are events of default under each indenture:
•	default in the payment of any principal amount or fundamental change purchase price due and payable on any note, whether at the maturity date, upon purchase, acceleration or otherwise;

•	default in the payment of any interest (including additional interest) on any note, which default continues for 30 days;

•	default in the delivery when due of all cash and any shares of Class A common stock deliverable upon conversion with respect to the notes, which default continues for 15 days;

•	failure to provide an issuer fundamental change notice within the time required to provide such notice;

•	failure to comply with any of our other agreements in the notes or the indenture upon our receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the notes then outstanding, and the failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;

•	failure by Stewart or any of its subsidiaries to pay final judgments aggregating in excess of $15 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•	except as permitted by the indenture, any guarantee or guarantees of one or more subsidiaries (“Material Guarantors”) with aggregate revenues in the immediately preceding 12 months in excess of 3% of our consolidated total revenues for such period shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its guarantee;

•	default in the payment of principal by the end of any applicable grace period or resulting in acceleration of other indebtedness of ours or of any subsidiary of ours for borrowed money (or the payment of which is guaranteed by us or a subsidiary of ours) where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $15 million and such acceleration has not been rescinded or annulled or such other indebtedness has not been repaid within a period of 30 days after written notice to us by the trustee or us and the trustee by the holders of at least 25% in aggregate principal amount of the notes, provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would not be deemed to have occurred; and

•	certain events of bankruptcy or insolvency affecting us, Material Guarantors or any significant subsidiary (as such term is defined in Regulation S-X under the Securities Act) of ours (or any subsidiaries of ours that, in the aggregate, would constitute a significant subsidiary of ours).
     If an event of default (other than an event of default specified in the last bullet point above) shall have happened and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the principal of the notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. Upon any such declaration, such principal and interest shall become due and payable immediately. In the case of certain events of bankruptcy or insolvency relating to us, Material Guarantors or any significant subsidiary (or any subsidiaries of ours that, in the aggregate, would constitute a significant subsidiary of ours), the principal amount of the notes together with any accrued interest through the occurrence of such event shall automatically become and be immediately due and payable. Any declaration with respect to the notes may be rescinded or annulled by the holders of a majority in aggregate principal amount of the outstanding notes if all defaults and events of default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the indenture, and certain other conditions specified in the indenture are satisfied.
     Notwithstanding the foregoing, the indenture provides that, to the extent elected by us, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under the caption “— Reports,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 365 days after the occurrence of such an event of default consist exclusively of the right to receive special interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. This special interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date following the date on which the special interest began to accrue on any notes. The special interest will accrue on all outstanding notes from and including the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs to but not including the 365th day thereafter (or such earlier date on which the event of default shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to the reporting obligations is cured or waived prior to such 365th day), such special interest will cease to accrue and, if the event of default relating to reporting obligations has not been cured or waived prior to such 365th day, the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders in the event of the occurrence of any other event of default. In the event we do not elect to pay special interest upon an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided above.

     If we elect to pay special interest in connection with an event of default relating to the failure to comply with reporting obligations in the indenture, which are described below under “— Reports,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act in accordance with the immediately preceding paragraph, we will notify all holders of notes and the trustee and paying agent of such election on or before the close of business on the date on which such event of default first occurs.
Consolidation, Mergers or Sales of Assets
     Under each indenture, we are not permitted to consolidate with or merge with or into (whether or not the company is the surviving person) any other entity and we are not permitted to sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of our assets to any entity in a single transaction or series of related transactions, unless:
     (1) either (A) we are the surviving entity or (B) the surviving entity (if other than us) is a corporation or limited liability company organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes by a supplemental indenture, the due and punctual payment of the principal of, and interest on, all the notes and the performance and observance of every covenant of the indenture to be performed or observed on the part of the company;
     (2) after giving effect to the transaction no event of default, and no event that, after notice or passage of time, would become an event of default, has occurred and is continuing; and
     (3) certain other conditions in the indenture are met.
     There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a conveyance, transfer, lease or other disposition of less than all of our assets.
     Upon the assumption of our obligations by such corporation in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the notes and the indenture. Although such transactions are permitted under each indenture, certain of the foregoing transactions occurring could constitute a fundamental change of the company, permitting each holder to require us to purchase the notes of such holder or to convert their notes each as described above. An assumption of our obligations under the notes and the indenture by such corporation might be deemed for U.S. federal income tax purposes to be an exchange of the notes for new notes by the beneficial owners thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the beneficial owner. You should consult your own tax advisors regarding the tax consequences of such an assumption.
Modification and Waiver
     We and the trustee may amend the applicable indenture or the 2014 notes or the 2016 notes with the consent of the holders of not less than a majority in aggregate principal amount of the 2014 notes or 2016 notes, as the case may be, then outstanding. However, the consent of the holder of each outstanding note affected is required to:
•	alter the manner of calculation or rate of accrual of interest on the note, reduce the rate of interest on the note, or extend the time of payment of any installment of interest;

•	change the stated maturity of the note;

•	make the note payable in money or securities other than that stated in the note;

•	reduce the principal amount or fundamental change purchase price with respect to the note;

•	make any change that adversely affects the rights of a holder to convert the note in any material respect;

•	make any change that adversely affects the right to require us to purchase the note in any material respect;

•	change the provisions in the indenture that relate to modifying or amending the indenture or waiving any past defaults;

•	release any guarantor from any of its obligations under its guarantee or the applicable indenture otherwise than in accordance with the terms of the indenture; or

•	impair the right to institute suit for the enforcement of any payment with respect to the note or with respect to conversion of the note.
     Without providing notice to or obtaining the consent of any holder of 2014 notes or 2016 notes, as the case may be, we and the trustee may amend the applicable indenture:
•	to evidence a successor to us and the assumption by that successor of our obligations under the indenture and the applicable series of notes;

•	to add to our covenants for the benefit of the holders of the applicable series of notes or to surrender any right or power conferred upon us;

•	to secure our obligations in respect of the applicable series of notes;

•	to evidence and provide the acceptance of the appointment of a successor trustee under the indenture;

•	to comply with the requirements of the SEC in order to maintain qualification of the indenture under the Trust Indenture Act, as contemplated by the indenture or otherwise;

•	to provide for conversion rights of holders if any reclassification or change of common stock or any consolidation, merger or sale of all or substantially all of our property and assets occurs or otherwise comply with the provisions of the indenture in the event of a merger, consolidation or transfer of assets;

•	to add guarantees with respect to the applicable series of notes or to release a guarantor in accordance with the terms of the indenture;

•	to cure any ambiguity, omission, defect or inconsistency in the indenture; or

•	to make any change that does not adversely affect the rights of the holders of the applicable series of notes in any material respect.
     The holders of a majority in aggregate principal amount of the outstanding 2014 notes or 2016 notes, as the case may be, may, on behalf of all the holders of all such notes:
•	waive compliance by us with certain restrictive provisions of the applicable indenture, as detailed in the indenture; or

•	waive any past default or event of default under the applicable indenture and its consequences, except a default or event of default in the payment of any amount due, or in the obligation to deliver amounts due upon conversion, with respect to any note, or in respect of any provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.
Discharge of the Indenture
     We may satisfy and discharge our obligations under the applicable indenture by delivering to the trustee for cancellation all outstanding 2014 notes or 2016 notes, as the case may be, or by depositing with the trustee, the paying agent or the conversion agent, if applicable, after the notes of the applicable series have become due and payable, whether at stated maturity or a fundamental change purchase date, or upon conversion or otherwise, cash or shares of common stock (as applicable under the terms of the indenture) sufficient to pay all amounts due under the outstanding notes of the applicable series and paying all other sums payable under the applicable indenture.

Reports
     We are required to file with the trustee, within 15 days after filing the same with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will file all reports, if any, as may be required by the provisions of Section 314(a) of the Trust Indenture Act with the trustee.
Calculations in Respect of Notes
     We are responsible for making all calculations called for under the notes. We will make all these calculations in good faith and, absent manifest error, our calculations are final and binding on holders of notes. We will provide a schedule of our calculations to the trustee upon the trustee’s request and the trustee is entitled to conclusively rely upon the accuracy of our calculations without independent verification.
Governing Law
     The indentures and the notes are governed by, and construed in accordance with, the law of the State of New York.
Information Concerning the Trustee
     U.S. Bank National Association is the trustee, registrar, paying agent and conversion agent under each indenture for the notes.
Global Notes; Book-Entry Form
     We initially issued each series of the notes in the form of one or more global securities. Each global security was deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You will hold your beneficial interests in the applicable global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive certificated form (called “certificated securities”) will be issued only in limited circumstances described below.
     DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
     DTC was created to hold securities of institutions that have accounts with DTC (called “participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include the underwriters, banks, trust companies, clearing corporations and certain other organizations.

Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (called, the “indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
     We expect that pursuant to procedures established by DTC upon the deposit of the global securities with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global securities to the accounts of participants. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants.
     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.
     Owners of beneficial interests in global securities who desire to convert their interests should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut off times, for submitting requests for conversion. So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the applicable indenture and series of notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC and the applicable procedures of its participants and indirect participants.
     Except as set forth below, as an owner of a beneficial interest in a global security, you will not be entitled to have the notes represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in a global security desires to take action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action. Additionally, in such case, the participants would authorize beneficial owners through such participants to take such action or would otherwise take such action upon the instructions of beneficial owners owning through them.
     We will make payments of principal of and interest on the notes represented by the global securities registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global securities. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.
     We expect that DTC or its nominee, upon receipt of any payment of principal of or interest on a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in a global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in a global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in a global security owning through such participants.
     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

     DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in a global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant has or participants have given such direction. However, if DTC notifies us that it is unwilling to be a depositary for a global security or ceases to be a clearing agency or there is an event of default under the notes of a series, DTC will exchange the global security for certificated securities in fully registered form which it will distribute to its participants. Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.
Registration Rights
     We and the guarantors entered into a registration rights agreement with the initial purchasers. Under the agreement, we and the guarantors agreed to use our reasonable best efforts to keep this registration statement effective until the earliest of (1) the sale pursuant to this shelf registration statement of the notes and all of the shares of common stock issuable upon conversion of the notes, (2) the date when the holders, other than holders that are our “affiliates,” of the notes and the common stock issuable upon conversion of the notes are able to sell all such securities immediately without restriction pursuant to the provisions of Rule 144 under the Securities Act or any successor Rule thereto or otherwise and (3) June 27, 2009.
     We will provide to each registered holder copies of the prospectus, if requested, and take certain other actions as are required to permit unrestricted resales of the notes and the common stock issuable upon conversion of the notes. A holder who sells its securities pursuant to this shelf registration statement is required to be named as a selling securityholder in this prospectus, may be required to deliver a prospectus to purchasers and is bound by the provisions of the registration rights agreement, which are applicable to that holder, including certain indemnification provisions.
     We are permitted to suspend the use of this prospectus if our board of directors determines to do so for valid business reasons, including circumstances relating to pending corporate developments and similar events or public filings with the SEC, for a period not to exceed 45 days in any three-month period and not to exceed an aggregate of 120 days in any twelve-month period. We need not specify the nature of the event giving rise to a suspension in any notice of a suspension provided to the holders.
  If:
     (a) this registration statement shall cease to be effective or fail to be usable, except as permitted in the preceding paragraph, without being succeeded within seven business days by a post-effective amendment or a report filed with the SEC pursuant to the Exchange Act that cures the failure of this registration statement to be effective or usable; or
     (b) this prospectus has been suspended as described in the preceding paragraph longer than the period permitted by such paragraph, each such occurrence a “registration default,” additional interest will accrue on the notes, from and including the day following the registration default to but excluding the day on which the registration default has been cured. Additional interest will be paid semi-annually in arrears, with the interest payment due on the first interest payment date following the date on which such additional interest begin to accrue, and will accrue at an annual rate per year equal to:
•	0.25% of the principal amount of the notes to and including the 90th day following such registration default; and

•	0.50% of the principal amount of the notes from and after the 91st day following such registration default, in each case in addition to the applicable coupon rate for the notes.

     In no event will additional interest accrue after the second anniversary of the date of issuance of the notes or at a rate per year exceeding 0.50% of the issue price of the notes. We will have no other liabilities for monetary damages with respect to any registration default. If a holder has converted some or all of its notes into common stock, the holder will not be entitled to receive any additional interest with respect to such common stock or the principal amount of the notes converted.
     This summary of the registration rights agreement is not complete. This summary is subject to, and is qualified in its entirety by reference to, all of the provisions of the registration rights agreement.
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
     The following are the material U.S. federal income tax consequences of the ownership and disposition of the notes and any common stock received on conversion of the notes. This discussion only applies to holders that hold the notes and any common stock as capital assets.
     This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:
•	certain financial institutions;

•	insurance companies;

•	dealers or certain traders in securities;

•	persons holding notes as part of a hedge, “straddle,” integrated transaction or other similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies;

•	real estate investment trusts;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities; or

•	persons subject to the alternative minimum tax.
     If an entity that is classified as a partnership for U.S. federal income tax purposes holds notes or common stock, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partners in such entities should consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the notes or the common stock.
     This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus could affect the tax consequences described herein. Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Tax Consequences to U.S. Holders
     As used herein, the term “U.S. Holder” means, for U.S. federal income tax purposes, a beneficial owner of a note that is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or of any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
     The term “U.S. Holder” also includes certain former citizens and residents of the United States.
  Notes
  Payments of Interest
     Stated interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for federal income tax purposes.
  Additional Interest Payments
     The Company may be required to pay additional interest or special interest, as the case may be, if it fails to comply with certain obligations under the registration rights agreement, to file certain reports, see “Description of Notes — Reports,” above, or to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act. Although the issue is not free from doubt, the Company intends to take the position that the possibility of payments of additional interest does not result in the notes being treated as “contingent payment debt instruments” under applicable Treasury regulations. Therefore, if the Company becomes obligated to pay additional interest, the Company intends to take the position that such amounts would be treated as ordinary interest income and taxed as described above under “ — Payments of Interest.” The Company’s position is not binding on the Internal Revenue Service (“IRS”). If the IRS takes a contrary position from that described above, a U.S. Holder could be required to accrue interest income based upon a “comparable yield,” regardless of the holder’s method of accounting. That yield likely would be higher than the stated coupon on the notes. In addition, any gain on the sale, exchange, retirement or other taxable disposition of the notes (including any amounts attributable to shares of stock received on the conversion of a note) would be characterized as ordinary income. U.S. Holders should consult their tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
  Market Discount
     If a U.S. Holder purchases a note for an amount that is less than its principal amount the amount of the difference will be treated as market discount for federal income tax purposes, unless this difference is less than a specified de minimis amount.
     A U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of a note as ordinary income to the extent of the market discount accrued on the note at the time of the payment or disposition unless this market discount previously has been included in income by the U.S. Holder pursuant to an election by the U.S. Holder to include market discount in income as it accrues or, if a constant-yield election has been made, at a constant-yield based on the compounding of interest. A U.S. Holder’s tax basis in the note will be increased by any amount of market discount included in income. If the note is disposed of in certain nontaxable transactions, accrued market discount not already included in income will be includible as ordinary income as if the U.S. Holder had sold the note in a taxable transaction at its then fair market value. In addition, the U.S. Holder may be required to defer, until the maturity of the note or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note. The treatment of market discount upon conversion is discussed below under “—Conversion into Common Stock and Cash.”
  Amortizable Bond Premium
     If a U.S. Holder purchases a note for an amount that is greater than the principal amount, the U.S. Holder may be considered to have purchased the note with amortizable bond premium. In general, amortizable bond premium with respect to any note will be equal in amount to the excess, if any, of the holder’s tax basis (reduced as set forth in the following sentence) over the principal amount.

For this purpose only, a holder’s tax basis in a note is reduced by an amount equal to the value of the option to convert the note into common stock; the value of this conversion option may be determined under any reasonable method. The U.S. Holder may elect to amortize this bond premium, using a constant-yield method, over the remaining term of the note. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset stated interest required to be included in such holder’s income with respect to the note in that accrual period. A U.S. Holder who elects to amortize bond premium must reduce its tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.
     If a U.S. Holder makes a constant-yield election (as described above under “—Market Discount”) for a note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation.
  Sale, Exchange or Retirement of the Notes
     Upon the sale, exchange or retirement of a note (including a conversion into cash, but excluding a conversion into common stock and cash), a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest, which is treated as interest as described above under “Payments of Interest.”
     Except as described below, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses may be subject to limitations. An exception to the general rule that treats gain or loss on sale, exchange or retirement of a note as capital gain or loss applies to the extent of any accrued market discount not previously included in the holder’s taxable income. See “—Market Discount” above.
  Conversion into Common Stock and Cash
     If a U.S. Holder converts a note and receives a combination of common stock and cash, the Company intends to take the position (and the following discussion assumes) that the conversion will be treated as a recapitalization for U.S. federal income tax purposes, although the tax treatment is uncertain.
     Assuming this treatment, a U.S. Holder will recognize gain, but not loss, equal to the excess of the sum of the fair market value of the common stock and the amount of cash received (other than the amount attributable to accrued interest not previously included in income, which will be treated as interest as described above under “— Payments of Interest”) over the holder’s adjusted tax basis in the note, but the gain will be recognized only to the extent of the amount of cash received (excluding cash attributable to accrued interest or in lieu of a fractional share).
     The amount of any gain, calculated as described in the preceding paragraph, attributable to accrued market discount not previously included in income will be treated as ordinary income as described above under “Market Discount.” If at the time of the conversion, there is accrued market discount in excess of the amount so treated as ordinary income, such excess will be shifted to the common stock received and treated as described below under “—Common Stock—Sale or Other Disposition of Common Stock.” The amount of any gain not attributable to accrued market discount will be capital gain. A U.S. Holder’s tax basis in the common stock received upon a conversion of a note (including any basis allocable to a fractional share, as described below, but excluding any common stock received with respect to accrued interest) will equal the tax basis of the note that was converted, reduced by the amount of cash received (excluding cash received in lieu of a fractional share and cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share).
     In addition to the gain described in the second preceding paragraph, the receipt of cash in lieu of a fractional share will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and the U.S. Holder’s tax basis in the fractional share).

A U.S. Holder’s tax basis in a fractional share will be determined by allocating the holder’s tax basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values.
     Any capital gain recognized by a U.S. Holder upon conversion will be long-term capital gain if at the time of conversion the note has been held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates.
     A U.S. Holder’s holding period for common stock received upon conversion of a note will include the period during which the holder held the note.
     An alternative characterization would treat the cash payment received on conversion as proceeds from the sale of a portion of the note, and would tax the sale portion in the manner described under “— Sale, Exchange or Retirement of the Notes” above. Under this alternative characterization, the holder would not recognize gain or loss with respect to the common stock received, and the holding period for the stock (other than stock received with respect to accrued interest) would include the period during which the holder held the note. In this case, the holder’s basis in the note would be allocated pro rata between the common stock and cash received, in accordance with their fair market values.
     A holder’s common stock received with respect to accrued interest will have a basis equal to its fair market value at the time received and a holding period beginning on the day after the date of receipt.
     U.S. Holders should consult their tax advisors regarding the tax treatment of the receipt of cash and common stock upon conversion of a note.
  Constructive Dividends
     The conversion rate of the notes will be adjusted in certain circumstances. Under the Code and applicable Treasury regulations, adjustments that have the effect of increasing a holder’s interest in the Company’s assets or earnings and profits may, in some circumstances, result in a deemed distribution to the holder.
     If the Company were to make a distribution to stockholders of cash or property (for example, evidences of indebtedness or assets) and the conversion rate of the notes were increased pursuant to the anti-dilution provisions of the indenture, such increase would be deemed to be a distribution to holders of notes. In addition, any other increase in the conversion rate of the notes may, depending on the circumstances, be deemed to be a distribution to the holders of notes.
     In certain circumstances, the failure to make an adjustment to the conversion rate may result in a taxable distribution to holders of common stock or holders of notes, if as a result of such failure the proportionate interest of the stockholders or the note holders (as the case may be) in the assets or earnings and profits of the Company is increased.
     Any deemed distribution will be taxed in the same manner as an actual distribution on our common stock. See “— Common Stock — Taxation of Distributions,” below. However, it is unclear whether deemed distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or for the dividends-received deduction applicable to certain dividends paid to corporate holders. U.S. Holders should consult their tax advisors as to the tax consequences of receiving deemed distributions.
Common Stock
   Taxation of Distributions
     Any distributions paid on common shares, other than certain pro rata distributions of common shares, will be treated as dividends to the extent paid out of current or accumulated earnings and profits, and will be includible in income by the U.S. Holder and taxable as ordinary income when received. If a distribution exceeds the Company’s current and accumulated earnings and profits, the excess first will be treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in the common stock, and any excess will be treated as capital gain.

Dividends received by a non-corporate U.S. Holder in tax years beginning prior to 2011 will be eligible to be taxed at reduced rates if the U.S. Holder meets certain holding period and other applicable requirements. Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.
  Sale or Other Disposition of Common Stock
     For U.S. federal income tax purposes, gain or loss realized by a U.S. Holder on the sale or other disposition of common stock generally will be capital gain or loss, which will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock is greater than one year. The amount of gain or loss will be equal to the difference between the amount realized on the disposition and the U.S. Holder’s tax basis in the common stock disposed of. Long-term capital gains recognized by non-corporate U.S. Holders are subject to reduced tax rates. The deductibility of capital losses may be subject to limitations. The amount of any gain, calculated as described above, attributable to common stock received with respect to market discount accrued but not previously included in income will be ordinary income to a U.S. Holder.
  Backup Withholding and Information Reporting
     Information returns will be filed with the IRS in connection with payments on a note, dividends on the common stock and the proceeds from a sale or other disposition of a note or the common stock, unless the holder is eligible for an exemption from information reporting. A U.S. Holder will be subject to U.S. backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.
Tax Consequences to Non-U.S. Holders
     As used herein, the term “Non-U.S. Holder” means, for U.S. federal income tax purposes, a beneficial owner of a note that is:
•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.
     A “Non-U.S. Holder” does not include an individual present in the United States for 183 days or more in the taxable year of disposition of the notes or common stock who is not otherwise a resident of the United States for U.S. federal income tax purposes. These holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of the notes or common stock (including the conversion of a note).
  Payments on the Notes
     Subject to the discussion below concerning backup withholding, payments of principal and interest, including original issue discount, if any, on the notes by the Company or any paying agent to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest,
•	the Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership; and

•	the certification requirement described below has been fulfilled, as discussed below.

Certification Requirement
     Interest on a note is not exempt from withholding tax unless the Non-U.S. Holder certifies on a properly executed IRS Form W-8BEN, under penalties of perjury, that it is not a United States person.
     If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on the note is effectively connected with the conduct of this trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be taxed in the same manner as a U.S. Holder (see “— Tax Consequences to U.S. Holders,” above), subject to an applicable income tax treaty providing otherwise, except that the Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These holders are urged to consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if they are corporations.
  Sale, Exchange or Other Disposition of Notes or Shares of Common Stock
     Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized on a sale or other disposition of notes or common stock (including a conversion of notes), unless:
•	the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, subject to an applicable income tax treaty providing otherwise, or

•	the Company is or has been a U.S. real property holding corporation, as defined below, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and the Non-U.S. Holder does not meet the exception described below.
     Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. The Company believes that it currently is not a U.S. real property holding corporation. However, as our business includes the purchase and ownership of land and structures thereon, it is possible that we may, prior to a Non-U.S. Holder’s disposition of common stock or notes, become a U.S. real property holding corporation.
     If the Company is or becomes a U.S. real property holding corporation, then, subject to the exception in the immediately succeeding paragraph, a Non-U.S. Holder would be subject to withholding tax with respect to any proceeds from the disposition of notes or our common stock at a 10% rate, and the Non-U.S. Holder generally would be subject to tax on its net gain derived from the disposition at the regular U.S. federal income tax rates applicable to U.S. persons (subject to any credit for tax withheld). A similar result would obtain if the Company were to make any distributions to a Non-U.S. Holder in excess of current and accumulated earnings and profits.
     An exception to the treatment described in the immediately preceding paragraph applies to certain Non-U.S. Holders of stock or convertible notes issued by a U.S. real property holding corporation that is “regularly traded on an established securities market” (“regularly traded”), within the meaning of the applicable Treasury regulations. Non-U.S. Holders to whom the exception applies are (1) in the case of common stock, Non-U.S. Holders that do not own and are not deemed to own more than 5% of the common stock of the Company, (2) in the case of notes that are regularly traded, Non-U.S. Holders that do not own and are not deemed to own more than 5% of the fair market value of the notes, and (3) in the case of notes that are not regularly traded, Non-U.S. Holders that do not own and are not deemed to own notes with a fair market value of more than 5% of the fair market value of the common stock of the Company. Although the matter is not free from doubt, we believe that our stock is regularly traded within the meaning of the applicable Treasury regulations. As a result, and assuming that our common stock remains regularly traded, Non-U.S. Holders of notes or common stock beneficially owning less than or equal to the relevant 5% threshold, described above, should not be subject to the tax applicable to certain Non-U.S. Holders of U.S. real property holding corporations.
     As these rules are technical and complex, we urge all Non-U.S. Holders to consult their tax advisors regarding the possibility that the Company could be treated as a U.S. real property holding corporation and the applicability of the foregoing rules to Non-U.S. Holders depending on their particular circumstances.

     If a Non-U.S. Holder is engaged in a trade or business in the United States and gain recognized by the Non-U.S. Holder with respect to a sale or other disposition of notes or common stock is effectively connected with the conduct of that trade or business, the Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder (see “— Tax Consequences to U.S. Holders,” above), subject to an applicable income tax treaty providing otherwise. Non-U.S. Holders whose gain from dispositions of notes or common stock may be effectively connected with the conduct of a trade or business in the United States are urged to consult their own tax advisors with respect to the U.S. tax consequences of the ownership and disposition of notes and common stock, including the possible imposition of a branch profits tax.
  Dividends
     Dividends (including deemed dividends on the notes, described above under “Tax Consequences to U.S. Holders — Constructive Dividends”) paid to a Non-U.S. Holder generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN certifying its entitlement to benefits under a treaty.
     In the case of any constructive dividend, it is possible that the withholding tax with respect to the constructive dividend would be withheld from interest, shares of common stock or sales proceeds subsequently paid or credited to a Non-U.S. Holder. A Non-U.S. Holder who is subject to withholding tax under these circumstances should consult its own tax advisor as to whether it may obtain a refund for all or a portion of the withholding tax.
     The withholding tax does not apply to dividends paid to a Non-U.S. Holder who provides a properly executed Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).
  Backup Withholding and Information Reporting
     Information returns will be filed with the IRS in connection with payments on the notes and on the common stock. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes or common stock, and the Non-U.S. Holder may be subject to United States backup withholding on payments on the notes and on the common stock or on the proceeds from a sale or other disposition of the notes or common stock. Compliance with the certification procedures required to claim the exemption from withholding tax on interest, described above, will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.
CERTAIN ERISA CONSIDERATIONS
     The notes may be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or by an individual retirement account or other plan subject to Section 4975 of the Code. A fiduciary of an employee benefit plan subject to ERISA must determine that the purchase and holding of a note is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code or any similar law, must also determine that its purchase and holding of notes does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or similar law. Each purchaser and transferee of a note who is subject to ERISA and/or Section 4975 of the Code or a similar law will be deemed to have represented by its acquisition and holding of the note that its acquisition and holding of the notes does not constitute or give rise to a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any similar law.

SELLING SECURITYHOLDERS
     The notes were originally issued by us to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, BNP Paribas Securities Corp., Calyon Securities (USA) Inc., Capital One Southcoast, Inc., SunTrust Capital Markets, Inc., and U.S. Bancorp Investments, Inc., as initial purchasers, in a transaction exempt from the registration requirements of the Securities Act and were immediately resold by the initial purchasers to persons reasonably believed by the initial purchasers to be “qualified institutional buyers” as defined by Rule 144A under the Securities Act. The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the notes listed below and the shares of common stock issued upon conversion of such notes. When we refer to the “selling securityholders” in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the selling securityholders’ interests.
     The following table sets forth information as of August 8, 2007, with respect to the selling securityholders and the principal amounts of notes and common stock beneficially owned by each selling securityholder that may be offered under this prospectus. This information is based on information provided by or on behalf of the selling securityholders. The selling securityholders may offer all, some or none of the notes or common stock into which the notes are convertible. Accordingly, no estimate can be given as to the amount of the notes or common stock that will be held by the selling securityholder upon termination of these sales. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided us the information regarding their notes in transactions exempt from the registration requirements of the Securities Act.
     Based upon information provided by the selling securityholders, none of the selling securityholders nor any of their affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with us or our affiliates during the past three years.
     Information concerning the selling securityholders may change from time to time and any changed information will be set forth in supplements to this prospectus when and if necessary. In addition, the conversion rate and, therefore, the number of shares of common stock issuable upon conversion of the notes, is subject to adjustment in certain circumstances.
3.125% Convertible Senior Notes Due 2014

	Amount of				No. of Shares
	Notes		No. of Shares	No. of Shares	of Common
	Beneficially	Percentage of	of Common	of Common	Stock Held
	Owned and	Notes	Stock	Stock Being	After
Name	Offered ($)	Outstanding	Owned(1)	Offered(1)	Offering(1)
Columbia Convertible Securities Fund(2)	$3,000,000	2.4%	271,480	271,480	0
Vicis Capital Master Fund(3)	3,000,000	2.4	271,480	271,480	0
SuttonBrook Capital Portfolio LP(4)	5,000,000	4.0	452,468	452,468	0
Magnetar Capital Master Fund, Ltd.(5)	6,250,000	5.0	565,585	565,585	0

	Amount of				No. of Shares
	Notes		No. of Shares	No. of Shares	of Common
	Beneficially	Percentage of	of Common	of Common	Stock Held
	Owned and	Notes	Stock	Stock Being	After
Name	Offered ($)	Outstanding	Owned(1)	Offered(1)	Offering(1)
Citadel Equity Fund, Ltd. (6) (7)	5,000,000	4.0	452,468	452,468	0
CNH CA Master Account, L.P. (8)	8,000,000	6.4	723,948	723,948	0
Linden Capital LP(9)	5,250,000	4.2	475,091	475,091	0
Teachers Retirement System of Louisiana(10)	1,000,000	*	90,493	90,493	0
GMAM Investment Funds Trust(10)	500,000	*	45,246	45,246	0
Cervantes Portfolio LLC(10)	200,000	*	18,098	18,098	0
Cigna – Connecticut Life Insurance Company of North America(10)	250,000	*	22,623	22,623	0
Cigna – Connecticut General Life Insurance Company(10)	750,000	*	67,870	67,870	0
City of Cincinnati Retirement System(10)	400,000	*	36,197	36,197	0
Credos High Yield Bond Fund, L.P. (10)	500,000	*	45,246	45,246	0
Fairfax County Employees Retirement System(10)	375,000	*	33,935	33,935	0
Gale Invest Limited(10)	250,000	*	22,623	22,623	0
Horace Mann Teachers Insurance Company(10)	100,000	*	9,049	9,049	0
Horace Mann Life Insurance Company(10)	500,000	*	45,246	45,246	0
Horace Mann Insurance Company(10)	200,000	*	18,098	18,098	0
The Kellogg Company – Welfare Benefit Trust(10)	250,000	*	22,623	22,623	0
Kellogg Co Master Retirement Trust(10)	500,000	*	45,246	45,246	0
New York City Employees’ Retirement System(10)	450,000	*	40,722	40,722	0
New York City Police Pension Fund(10)	100,000	*	9,049	9,049	0

	Amount of				No. of Shares
	Notes		No. of Shares	No. of Shares	of Common
	Beneficially	Percentage of	of Common	of Common	Stock Held
	Owned and	Notes	Stock	Stock Being	After
Name	Offered ($)	Outstanding	Owned(1)	Offered(1)	Offering(1)
Primus High Yield Bond Fund, L.P. (10)	500,000	*	45,246	45,246	0
Rockwell Automation Master Trust(10)	225,000	*	20,361	20,361	0
Teachers’ Retirement System for the City of New York(10)	450,000	*	40,722	40,722	0
The Salvation Army – Eastern Territory(10)	250,000	*	22,623	22,623	0
University of Southern California(10)	250,000	*	22,623	22,623	0
Wyeth Retirement Plan – U.S. Master Trust(10)	500,000	*	45,246	45,246	0
Highbridge Convertible Arbitrage Master Fund LP(11)	1,300,000	1.04	117,641	117,641	0
Highbridge International LLC(12)	6,200,000	4.96	561,060	561,060	0
D.E. Shaw Valence Portfolios, L.L.C.(13) (14)	9,500,000	7.6	859,689	859,689	0

Total	$61,000,000	48.8%	5,520,109	5,520,109	0

*	Less than 1%.

(1)	Assumes for each $1,000 in principal amount of notes a maximum of 90.4936 shares of common stock could be issued upon conversion. However, this conversion rate will be subject to adjustment as described under “Description of the Notes — Conversion Rights.” As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future. Assuming that all of the notes listed above are sold, none of the selling securityholders listed above will own 1% or more of the outstanding common stock.

(2)	Yanfang (Emma) Yan, in her capacity as Senior Equity Portfolio Manager of Columbia Convertible Securities Fund, has investment control over the securities held by Columbia Convertible Securities Fund and the Columbia Proxy Board has voting power over these securities.

(3)	Vicis Capital LLC is the investment manager of Vicis Capital Master Fund. Sky Lucas, John Succo, and Shad Stastney, as members of Vicis Capital, LLC, have equal voting and investment power over the securities held by Vicis Capital Master Fund and disclaim beneficial ownership of the securities.

(4)	SuttonBrook Capital Management LP is the investment manager of SuttonBrook Capital Portfolio LP. John London and Steven M. Wrinstein share investment and voting power over the securities identified above as held by SuttonBrook Capital Portfolio LP.

(5)	Magnetar Financial LLC is the investment advisor of Magnetar Capital Master Fund, Ltd. (“Magnetar Master Fund”) and consequently has voting and investment power over securities held by Magnetar Master Fund. Magnetar Financial LLC disclaims beneficial ownership of the securities held by Magnetar Master Fund. Alec Litowitz has voting control over Supernova Management LLC, the general partner of Magnetar Capital Partners, LP, the sole managing member of Magnetar Financial LLC. As a result, Mr. Litowitz may be considered the beneficial owner of any securities deemed to be beneficially owned by Magnetar Financial LLC. Mr. Litowitz disclaims beneficial ownership of these securities.

(6)	Citadel Limited Partnership (“CLP”) is the trading manager of Citadel Equity Fund Ltd. and consequently has investment power over securities held by Citadel Equity Fund Ltd. Citadel Investment Group, L.L.C. (“CIG”) controls CLP. Kenneth C. Griffin controls CIG and therefore has ultimate investment discretion over securities held by Citadel Equity Fund, Ltd. CLP, CIG and Mr. Griffin each disclaim beneficial ownership of the securities held by Citadel Equity Fund Ltd.

(7)	Certain broker-dealers are under common control with Citadel Equity Fund Ltd. and one broker-dealer is directly owned by Citadel Equity Fund, Ltd. The broker dealers are: Aragon Investments Ltd., Palofax Trading LLC, Citadel Trading Group, LLC, and Citadel Derivatives Group, LLC. Citadel Equity Fund Ltd. has advised that it acquired the securities in the ordinary course of business and did not at the time of purchase have any arrangement to distribute the securities.

(8)	CNH Partners, LLC is the investment advisor of CNH CA Master Account, L.P. and has sole voting and investment power over these securities. Investment principals for CNH Partners, LLC are Robert Krail, Mark Mitchell and Todd Pulvino.

(9)	Sui Min Wong, on behalf of Linden Advisors LLC, has voting and investment power over these securities.

(10)	Shenkman Capital Management, Inc. is the investment advisor of this selling securityholder and has sole voting and investment power over these securities.

(11)	Highbridge Capital Management, LLC is the trading manager of Highbridge Convertible Arbitrage Master Fund, L.P. and has voting control and investment discretion over the securities held by Highbridge Convertible Arbitrage Master Fund, L.P. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge Convertible Master Fund, L.P. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge Convertible Arbitrage Master Fund, L.P.

(12)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC.

(13)	D.E. Shaw & Co. L.P., as investment advisor, has voting and investment power over these securities. Julius Gaudio, Eric Wepsic, Maximilian Stone and Anne Dinning, or their designees, exercise voting and investment power over these securities on D.E. Shaw & Co. L.P.’s behalf.

(14)	This selling securityholder is an affiliate of two broker-dealers. One broker-dealer is controlled by the selling securityholders, and the other is under common control with the selling securityholder. This selling securityholder has advised that it acquired the securities in the ordinary course of business and did not at the time of purchase have any arrangement to distribute the securities.

3.375% Convertible Senior Notes Due 2016

					No. of
	Amount of				Shares of
	Notes		No. of Shares	No. of Shares	Common
	Beneficially	Percentage of	of Common	of Common	Stock Held
	Owned and	Notes	Stock	Stock Being	After
Name	Offered ($)	Outstanding	Owned(1)	Offered(1)	Offering(1)
CBARB, a segregated account of Geode Capital Master Fund Ltd.(2)	$4,650,000	3.72%	420,795	420,795	0
KBC Financial Products USA Inc. (3) (4)	8,650,000	6.92	782,769	782,769	0
Vicis Capital Master Fund(5)	3,000,000	2.4	271,480	271,480	0
SuttonBrook Capital Portfolio LP(6)	5,000,000	4.0	452,468	452,468	0
Magnetar Capital Master Fund, Ltd.(7)	3,750,000	3.0	339,351	339,351	0
S.A.C. Arbitage Fund, LLC(8)	3,000,000	2.4	271,480	271,480	0
Citadel Equity Fund, Ltd. (9) (10)	5,000,000	4.0	452,468	452,468	0
CNH CA Master Account, L.P. (11)	8,000,000	6.4	723,948	723,948	0
Linden Capital LP(12)	16,750,000	13.4	1,515,767	1,515,767	0
CIBC World Markets Corp.(4)	1,000,000	*	90,493	90,493	0
Canadian Imperial Holdings Inc.(13)(14)	10,000,000	8.0	904,936	904,936	0
Highbridge Convertible Arbitrage Master Fund LP(15)	800,000	*	72,394	72,394	0
Highbridge International LLC(16)	4,200,000	3.36	380,073	380,073	0
Royal Bank of Canada(17)	7,000,000	5.6	633,455	633,455	0

Total	$80,800,000	64.64%	7,311,882	7,311,882	0

*	Less than 1%.

(1)	Assumes for each $1,000 in principal amount of notes a maximum of 90.4936 shares of common stock could be issued upon conversion. However, this conversion rate will be subject to adjustment as described under “Description of the Notes — Conversion Rights.” As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future. Assuming that all of the notes listed above are sold, none of the selling securityholders listed above will own 1% or more of the outstanding common stock.

(2)	Phil Dumas, on behalf of CBARB, a segregated account of Geode Capital Master Fund Ltd., an open-ended exempted mutual company registered as a segregated accounts company under the laws of Bermuda, has voting and investment power over these securities.

(3)	KBC Financial Products USA Inc. has investment and voting power over these securities, and is a directly wholly-owned subsidiary of KBC Financial Holdings, Inc., which in turn is a direct wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned subsidiary of KBC Group N.V., a publicly traded entity.

(4)	This selling securityholder has identified itself as a broker-dealer, and has represented that it did not acquire these securities as compensation and does not plan to make a market in the securities.

(5)	Vicis Capital LLC is the investment manager of Vicis Capital Master Fund. Sky Lucas, John Succo, and Shad Stastney, as members of Vicis Capital, LLC, have equal voting and investment power over the securities held by Vicis Capital Master Fund and disclaim beneficial ownership of the securities.

(6)	SuttonBrook Capital Management LP is the investment manager of SuttonBrook Capital Portfolio LP. John London and Steven M. Wrinstein share investment and voting power over the securities identified above as held by SuttonBrook Capital Portfolio LP.

(7)	Magnetar Financial LLC is the investment advisor of Magnetar Capital Master Fund, Ltd. (“Magnetar Master Fund”) and consequently has voting and investment power over securities held by Magnetar Master Fund. Magnetar Financial LLC disclaims beneficial ownership of the securities held by Magnetar Master Fund. Alec Litowitz has voting control over Supernova Management LLC, the general partner of Magnetar Capital Partners, LP, the sole managing member of Magnetar Financial LLC. As a result, Mr. Litowitz may be considered the beneficial owner of any securities deemed to be beneficially owned by Magnetar Financial LLC. Mr. Litowitz disclaims beneficial ownership of these securities.

(8)	Pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC, a Delaware limited liability company (“SAC Capital Advisors”), and S.A.C. Capital Management, LLC, a Delaware limited liability company (“SAC Capital Management”) share all investment and voting power with respect to the securities held by S.A.C. Arbitage Fund, LLC. Mr. Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management. Each of SAC Capital Advisors, SAC Capital Management, and Mr. Cohen disclaim beneficial ownership of the securities held by S.A.C. Arbitage Fund, LLC.

(9)	Citadel Limited Partnership (“CLP”) is the trading manager of Citadel Equity Fund Ltd. and consequently has voting and investment power over securities held by Citadel Equity Fund Ltd. Citadel Investment Group, L.L.C. (“CIG”) controls CLP. Kenneth C. Griffin controls CIG and therefore has ultimate investment discretion over securities held by Citadel Equity Fund, Ltd. CLP, CIG and Mr. Griffin each disclaim beneficial ownership of the securities held by Citadel Equity Fund Ltd.

(10)	Certain broker-dealers are under common control with Citadel Equity Fund Ltd. and one broker-dealer is directly owned by Citadel Equity Fund, Ltd. The broker dealers are: Aragon Investments Ltd., Palofax Trading LLC, Citadel Trading Group, LLC, and Citadel Derivatives Group, LLC. Citadel Equity Fund Ltd. has advised that it acquired the securities in the ordinary course of business and did not at the time of purchase have any arrangements to distribute the securities.

(11)	CNH Partners, LLC is investment advisor of CNH CA Master Account, L.P. and has voting and investment power over these securities. Investment principals for CNH Partners, LLC are Robert Krail, Mark Mitchell and Todd Pulvino.

(12)	Sui Min Wong, on behalf of Linden Advisors LLC, has voting and investment power over these securities.

(13)	Joseph Venn, Andrew Henry and Sybi Czeneszew, on behalf of Canadian Imperial Holdings Inc., have voting and investment power over these securities.

(14)	Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC World Markets Corp., a registered broker-dealer. Canadian Imperial Holdings, Inc. has advised that it acquired the securities in the ordinary course of business and did not at the time of purchase have any arrangement to distribute the securities.

(15)	Highbridge Capital Management, LLC is the trading manager of Highbridge Convertible Arbitrage Master Fund, L.P. and has voting control and investment discretion over the securities held by Highbridge Convertible Arbitrage Master Fund, L.P. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge Convertible Master Fund, L.P. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge Convertible Arbitrage Master Fund, L.P.

(16)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC.

(17)	RBC Capital Markets Corp. is a broker-dealer and is directly owned by Royal Bank of Canada. Royal Bank of Canada has advised that it acquired the securities in the ordinary course of business and did not at the time of purchase have any arrangements to distribute the securities.
PLAN OF DISTRIBUTION
     The notes and common stock issuable upon conversion of the notes may be sold from time to time directly by the selling securityholders or alternatively, through underwriters, broker-dealers or agents. If the notes and common stock issuable upon conversion of the notes are sold through underwriters or broker-dealers or agents, the applicable selling securityholder will be responsible for underwriting discounts or commissions or broker-dealer’s or agent’s commissions and their professional fees. Such notes and common stock issuable upon conversion of the notes may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (1) on any national securities exchange or quotation service on which the notes or common stock may be listed or quoted at the time of sale, (2) in the over-the-counter market or (3) in transactions otherwise than on such exchanges or services or in the over-the-counter market. Each selling securityholder may pledge or grant a security interest in some or all of the notes and common stock issuable upon conversion of the notes owned by it, and if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the notes or common stock from time to time pursuant to this prospectus. Each selling securityholder also may transfer and donate notes or common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling securityholder for purposes of this prospectus.
     The aggregate proceeds to the selling securityholders from the sale of the notes or common stock issuable upon conversion of the notes offered by them will be the purchase price of the notes or common stock less discounts and commissions, if any. Each of the selling securityholders, together with their agents from time to time, reserves the right to accept and to reject, in whole or in part, any proposed purchase of notes or common stock to be made directly or through agents. We will not receive any of the proceeds from the sale by the selling securityholders of the notes or common stock issuable upon conversion of the notes.
     Our outstanding common stock is listed for trading on the NASDAQ Global Select Market under the symbol “STEI.” We have no plans to list the notes on a securities exchange and can give no assurance about the development of any trading market for the notes. See “Risk Factors — Risks Related to the Notes — An active trading market for the notes may not develop.”
     We entered into a registration rights agreement for the benefit of holders of the notes to register their notes and common stock issuable upon conversion of their notes under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provides for cross-indemnification of the selling securityholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the notes and the common stock, including liabilities under the Securities Act.
     Under the registration rights agreement, we are obligated to use our reasonable best efforts to keep the registration statement of which this prospectus is a part effective until the earlier of:
•	the sale pursuant to the shelf registration statement of all of the notes and/or the shares of common stock issuable upon conversion of the notes,

•	the expiration of the holding period applicable to such securities held by non-affiliates under Rule 144(k) under the Securities Act, or any successor provision, and

•	June 27, 2009.
     Our obligation to keep the registration statement to which this prospectus relates available for use is subject to specified, permitted exceptions set forth in the registration rights agreement.

In these cases, we may prohibit offers and sales of the notes and shares of common stock pursuant to the registration statement to which this prospectus relates. We may suspend the use of this prospectus because of valid business reasons, including without limitation proposed or pending corporate developments, filings with the SEC and similar events, for a period not to exceed 45 days in any three-month period or an aggregate of 120 days in any twelve-month period. We need not specify the nature of the event giving rise to a suspension in any notice of a suspension provided to the holders.
LEGAL MATTERS
     The validity of the notes has been passed upon for us by Davis Polk & Wardwell, New York, New York. The validity of the Class A common stock has been passed upon for us by Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., New Orleans, Louisiana.
EXPERTS
     The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Current Report on Form 8-K of the Company dated June 20, 2007 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement on Form S-3 under the Securities Act with the SEC relating to the notes and common stock issuable on conversion of the notes. This prospectus is part of the registration statement and does not contain all of the information contained in the registration statement and all of the exhibits filed with the registration statement. For further information about us, the notes and the common stock, please see the registration statement and the exhibits filed with the registration statement. Summaries in this prospectus of the contents of any agreement or other document filed as an exhibit to this registration statement are not necessarily complete. In each instance, please refer to the copy of the agreement or other document filed as an exhibit to the registration statement.
     We have filed and will file reports and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any document we file with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Stewart’s SEC filings are also available to the public on the SEC’s Internet site at www.sec.gov.
     In addition, you may obtain a copy of Stewart’s SEC filings at no cost by writing or telephoning us at:
Stewart Enterprises, Inc.
1333 South Clearview Parkway
Jefferson, Louisiana 70121
Attention: Martin R. de Lauréal
(504) 729-1429
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed by the Company with the SEC are incorporated herein by reference. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document. Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated in this prospectus modifies or replaces such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We incorporate by reference the documents listed below and any future filings made by the Company with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the notes and common stock has been completed; provided, however that we are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) of Form 8-K:
•	Annual Report on Form l0-K for the fiscal year ended October 31, 2006;

•	Our Current Report on Form 8-K filed June 20, 2007, superseding Items 6, 7, 8 and 9a, in our Annual Report on Form 10-K for the fiscal year ended October 31, 2006;

•	The portions of our definitive Proxy Statement filed on February 28, 2007 incorporated by reference in our Annual Report on Form 10-K for the year ended October 31, 2006;

•	Quarterly Reports on Form l0-Q for the quarters ended January 31, 2007, April 30, 2007 and July 31, 2007;

•	Current Reports on Form 8-K filed November 3, 2006, November 13, 2006, November 15, 2006, December 27, 2006, January 12, 2007, February 21, 2007, March 29, 2007, April 10, 2007, May 17, 2006, June 20, 2007, June 21, 2007, June 22, 2007, June 25, 2007 and June 27, 2007;

•	The description of the Class A common stock in the Company’s registration statement on Form 8-A/A dated June 20, 2007, and any amendment or report filed for the purpose of updating such description; and

•	The description of the preferred stock purchase rights of the Company included in the registration statement on Form 8-A of the Company filed with the SEC on November 4, 1999 relating to the preferred stock purchase rights of the Company, and any amendment or report filed for the purpose of updating such description.

Stewart Enterprises, Inc.
$125,000,000 3.125% Senior Convertible Notes due 2014
$125,000,000 3.375% Senior Convertible Notes due 2016
Class A Common Stock Issuable Upon Conversion of the Notes
PROSPECTUS
September 7, 2007

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The aggregate estimated (other than the registration fee) expenses to be paid by the Registrant in connection with this offering are as follows:

Securities and Exchange Commission registration fee	$7,657
Accounting fees and expenses	15,000
Legal fees and expenses	35,000
Miscellaneous	5,000

Total	$62,657

Item 15. Indemnification of Directors and Officers
     Section 83 of the Louisiana Business Corporation Law gives Louisiana corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers; gives a director or officer who successfully defends an action the right to be so indemnified, subject to specific conditions and exclusions; and authorizes Louisiana corporations to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, authorization of shareholders or otherwise.
     Our By-laws make mandatory the indemnification of directors and officers permitted by the Louisiana Business Corporation Law. The standard to be applied in evaluating any claim for indemnification (excluding claims for expenses incurred in connection with the successful defense of any proceeding or matter therein for which indemnification is mandatory without reference to any such standard) is whether the claimant acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the standard is that the claimant had no reasonable cause to believe the conduct was unlawful. No indemnification is permitted in respect of any claim, issue or matter as to which a director or officer shall have been adjudged by a court of competent jurisdiction to be liable for willful or intentional misconduct or to have obtained an improper personal benefit, unless, and only to the extent that the court shall determine upon application that, in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.
     We have in effect a directors’ and officers’ liability insurance policy that provides for indemnification of our officers and directors against losses arising from claims asserted against them in their capacities as officers and directors, subject to limitations and conditions set forth in such policy.
     We enter into indemnity agreements with each of our directors and executive officers, pursuant to which we agree under certain circumstances to purchase and maintain directors’ and officers’ liability insurance, unless such insurance is not reasonably available or, in the reasonable judgment of the Board of Directors, there is insufficient benefit to us from such insurance. The agreements also provide that we will indemnify each director and executive officer against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving him by reason of his position as director or officer that are in excess of the coverage provided by any such insurance, provided that he meets certain standards of conduct.

Item 16. Exhibits
     The following exhibits are filed herewith or incorporated by reference herein:

Exhibit No.	Document Description

3.1	Amended and Restated Articles of Incorporation of the Company, as amended and restated as of April 20, 2006 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2006)

3.2	By-laws of the Company, as amended and restated as of April 20, 2006 (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2006)

4.1	See Exhibits 3.1 and 3.2 for provisions of the Company’s Amended and Restated Articles of Incorporation, as amended, and By-laws, as amended defining the rights of holders of Class A and Class B common stock

4.2	Specimen of Class A common stock certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 33-42336) filed with the Commission on October 7, 1991)

4.3	Rights Agreement dated as of October 28, 1999, between Stewart Enterprises, Inc. and ChaseMellon Shareholder Services, L.L.C. as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Form 8-A dated November 3, 1999)

4.4	Amendment No. 1 to the Rights Agreement dated June 26, 2007 between Stewart Enterprises, Inc., and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.4 to the Company’s 8-K dated June 21, 2007)

4.5	Amended and Restated Credit Agreement dated November 19, 2004 by and among the Company, Empresas Stewart-Cementerios and Empresas Stewart-Funerarias, as Borrowers, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer and The Other Lenders party hereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 22, 2004)

4.6	Indenture dated as of February 11, 2005 by and among Stewart Enterprises, Inc., the Guarantors thereunder and U.S. Bank National Association, as Trustee, with respect to the 6.25 percent Senior Notes due 2013 (including form of 6.25 percent Senior Note due 2013) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated February 11, 2005)

4.7	Indenture dated June 27, 2007 by and among Stewart Enterprises, Inc., the guarantors named therein and U.S. Bank National Association, as trustee, with respect to the 3.125% Senior Convertible Notes due 2014 (including form of 3.125% Senior Convertible Notes due 2014) (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K dated June 21, 2007)

4.8	Indenture dated June 27, 2007 by and among Stewart Enterprises, Inc., the guarantors named therein and U.S. Bank National Association, as trustee, with respect to the 3.375% Senior Convertible Notes due 2016 (including form of 3.375% Senior Convertible Notes due 2016) (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K dated June 21, 2007)

4.9	Registration Rights Agreement dated June 27, 2007 by and among Stewart Enterprises, Inc., the guarantors named therein and the Initial Purchasers (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K dated June 21, 2007)

*5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. (with respect to the Class A common stock)

*5.2	Opinion of Davis, Polk & Wardwell (with respect to the notes)

*12.1	Computation of Ratio of Earnings to Fixed Charges

Exhibit No.	Document Description

*23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. (included in Exhibit 5.1)

23.3	Consent of Davis Polk &Wardwell (included in Exhibit 5.2)

24.1	Powers of Attorney (included in the signature pages to this registration statement)

*25.1	Statement of Eligibility of Trustee on Form T-1

*	Filed herewith.
Item 17. Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 6th day of September, 2007.

STEWART ENTERPRISES, INC.

/s/ Thomas M. Kitchen

By:	Thomas M. Kitchen
Senior Executive Vice President
and Chief Financial Officer
     Each person whose signature appears below appoints Thomas J. Crawford, Thomas M. Kitchen or Lewis J. Derbes, Jr. or any one of them as such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities including in his capacity as a director and/or officer of Stewart Enterprises, Inc. or any subsidiary, to execute and to file any pre-effective or post-effective amendments to this Registration Statement and any subsequent registration statement for the same offering that may be filed under Rule 462(b) that any such attorneys shall deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with the Registration Statement, which amendments may make such changes in such Registration Statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with the Registration Statement; and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas J. Crawford
Thomas J. Crawford (Principal Executive Officer)	President, Chief Executive Officer and a Director	September 6, 2007

/s/ Thomas M. Kitchen
Thomas M. Kitchen (Principal Financial Officer)	Senior Executive Vice President, Chief Financial Officer and a Director	September 6, 2007

/s/Angela M. Lacour
Angela M. Lacour (Principal Accounting Officer)	Vice President, Corporate Controller and Chief Accounting Officer	September 6, 2007

Signature	Title	Date

/s/ Frank B. Stewart, Jr.
Frank B. Stewart, Jr.	Chairman of the Board	September 6, 2007

/s/ Alden J. McDonald, Jr.
Alden J. McDonald, Jr.	Director	September 6, 2007

/s/ Ronald H. Patron
Ronald H. Patron	Director	September 6, 2007

/s/ Michael O. Read
Michael O. Read	Director	September 6, 2007

/s/ Ashton J. Ryan, Jr.
Ashton J. Ryan, Jr.	Director	September 6, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 6th day of September, 2007.
     KILGORE-GREEN FUNERAL HOME, INC.
     S.E. CEMETERIES OF ALABAMA, INC.
     S.E. COMBINED SERVICES OF ALABAMA, INC.
     S.E. FUNERAL HOMES OF ALABAMA, INC.
     FOREST HILLS CEMETERY, INC.
     GRIFFIN-LEGGETT INSURANCE AGENCY, INC.
     GRIFFIN-LEGGETT, INC.
     GROSS FUNERAL HOME, INC.
     S.E. FUNERAL HOMES OF ARKANSAS, INC.
     ALL SOULS MORTUARY, INC.
     ASHES TO ASHES, INC.
     ASSUMPTION MORTUARY, INC.
     BARSTOW FUNERAL HOMES, INC.
     BUCHHEIM FAMILY, INC.
     CALVARY MORTUARY OF LOS ANGELES, CALIFORNIA, INC.
     CATALINA CHANNEL CREMATION SOCIETY
     CATHOLIC MORTUARY SERVICES, INC.
     DeYOUNG MEMORIAL CHAPEL, INC.
     DILDAY BROTHERS HUNTINGTON VALLEY MORTUARY
     HOLY CROSS MORTUARY OF CULVER CITY, CALIFORNIA, INC.
     HOLY CROSS MORTUARY OF POMONA, CALIFORNIA, INC.
     HOPSON MORTUARY, INC.
     LASSILA FUNERAL CHAPELS, INC.
     LOMBARD & CO.
     N.D. DAVIS & ASSOCIATES, INC.
     QUEEN OF HEAVEN MORTUARY, INC.
     RESURRECTION MORTUARY, INC.
     RIVER CITIES FUNERAL CHAPEL, INC.
     S.E. ACQUISITION OF CALIFORNIA, INC.
     S.E. ACQUISITION OF DELANO, CALIFORNIA, INC.
     S.E. ACQUISITION OF GLENDALE, CALIFORNIA, INC.
     S.E. ACQUISITION OF LANCASTER, CALIFORNIA, INC.
     S.E. ACQUISITION OF LOS OSOS MORTUARY AND MEMORIAL PARK, INC.
     S.E. ACQUISITION OF OAKHURST, CALIFORNIA, INC.
     S.E. ACQUISITION OF OROVILLE, CALIFORNIA, INC.
     SAN DIEGO CEMETERY ASSOCIATION
     SAN FERNANDO MISSION MORTUARY, INC.
     SANTA BARBARA FUNERAL SERVICES, INC.
     SANTA CLARA MORTUARY, INC.
     SCOVERN MORTUARY, A CALIFORNIA CORPORATION
     SDCA HOLDINGS, INC.
     SIMPLICITY PLAN OF CALIFORNIA, INC.
     STEWART PRE-NEED SERVICES, INC.
     STRICKLIN/SNIVELY MORTUARY
     VICTOR V. DESROSIER, INC.

WALLACE E. WHITE & HOWARD J. CALLANAN, INC.
SENTINEL CREMATION SOCIETIES, INC.
A.P. BOZA FUNERAL HOME, INC.
ALL FAITHS MEMORIAL PARK, INC.
ARLINGTON MEMORIAL PARK CEMETERY AND FUNERAL HOME, INC.
BALDWIN-FAIRCHILD FUNERAL HOMES, INC.
BAY AREA CREMATORY, INC.
BRUCE OCALA FUNERAL HOME, INC.
CEMETERY MANAGEMENT, INC.
CHAPEL HILL CEMETERY, INC.
CURRY & SON FUNERAL HOME, INC.
FLORIDA HILLS MEMORIAL GARDENS, INC.
GARDEN OF MEMORIES, INC.
GLEN HAVEN MEMORIAL PARK, INC.
GOOD SHEPHERD MEMORIAL GARDENS, INC.
HIGHLAND MEMORY GARDENS, INC. (FL)
HUBBELL FUNERAL HOME AND CREMATORY, INC.
KICLITER FUNERAL HOME, INC.
MADCEM OF FLORIDA, INC.
MEMORIAL PARK CEMETERY, INC.
MEMORIAL SUNSET PARK, INC.
OAKLAWN PARK CEMETERY AND FUNERAL HOME, INC.
ROBERTS FUNERAL HOME, INC.
ROYAL PALM MEMORIAL GARDENS, INC.
S.E. BD TAMPA, INC.
S.E. DCG TAMPA, INC.
SEMORAN FUNERAL HOME, INC.
SOUTH DADE-PALMS MEMORIAL PARK, INC.
SYLVAN ABBEY MEMORIAL PARK, INC.
THE SIMPLICITY PLAN, INC.
TURNER CREMATORY, INC.
TURNER FUNERAL HOMES, INC.
WALSH & WOOD FUNERAL HOME, INC.
WOODLAWN MEMORY GARDENS, INC.
WOODLAWN PARK CEMETERY COMPANY
CHEATHAM HILL MEMORIAL PARK, INC.
EASTLAWN CORPORATION
GARNER FAMILY FUNERAL HOME, INC.
HAISTEN FUNERAL HOME OF HENRY COUNTY, INC.
HAISTEN FUNERAL HOMES, INC.
HIGGINS AND SON FUNERAL HOME, INC.
HOLLY HILL MEMORIAL PARK, INC.
ROSE HAVEN FUNERAL HOME & CEMETERY, INC.
S.E. ACQUISITION OF LITHONIA, GEORGIA, INC.
S.E. FUNERAL HOMES OF ILLINOIS, INC.
KNUTSON FUNERAL HOMES, INC.
PAULEY FUNERAL HOME, INC.
RUNYAN MANGOLD, INC.
ACME MAUSOLEUM CORPORATION
ENDURING MEMORIES, INC
EMPRESAS STEWART — CEMENTERIOS, INC.

EMPRESAS STEWART — FUNERARIAS, INC.
LAKE LAWN METAIRIE FUNERAL HOME (JOINT VENTURE)
S.E. AUSTRALIA, INC.
S.E. CEMETERIES OF LOUISIANA, INC.
S.E. FUNERAL HOMES OF LOUISIANA, INC.
S.E. SOUTH-CENTRAL, INC.
STEWART ENTERPRISES (EUROPE), INC.
STEWART RESOURCE CENTER, INC.
STEWART SERVICES, INC.
BOUNDS FUNERAL HOME, INC.
CEDAR HILL CEMETERY COMPANY, INC.
CREST LAWN MEMORIAL GARDENS, INC.
DRUID RIDGE CEMETERY COMPANY
FORT LINCOLN CEMETERY, INC.
FORT LINCOLN FUNERAL HOME, INC.
GALLERY GRANITE CORPORATION
HILLCREST MEMORIAL CEMETERY, INC.
HINES-RINALDI FUNERAL HOME, INC.
JOHN M. TAYLOR FUNERAL HOME, INC.
LOUDON PARK CEMETERY COMPANY
LOUDON PARK FUNERAL HOME, INC.
NATIONAL HARMONY MEMORIAL PARK, INC.
PARKLAWN, INC.
PARKWOOD MANAGEMENT COMPANY
S.E. MID-ATLANTIC, INC.
SIMPLE TRIBUTE OF MARYLAND, INC.
THE PARKWOOD CEMETERY COMPANY
WILLIAM W. CHAMBERS, INC.
LAKEWOOD MEMORIAL PARK, INC.
D.W. NEWCOMER’S SONS, INC.
DWN PROPERTIES, INC.
FUNERAL SECURITY PLANS, INC.
THE LINCOLN MEMORIAL PARK CEMETERY ASSOCIATION
RENO MEMORIAL, INC.
S.E.N.S. OF NEVADA, INC.
S.E. ACQUISITION OF NEVADA, INC.
S.E. ACQUISITION OF RENO, NEVADA, INC.
GORNY & GORNY PATERSON-CLIFTON MORTUARY
S.E. ACQUISITION OF CLIFTON, NEW JERSEY, INC.
S.E. ACQUISITION OF SANTA FE, NEW MEXICO, INC.
C.J. APPLEGATE AND SONS, INC.
CORNELL & DAGGETT, INC.
GARDINIER COLLETTI MEMORIAL HOME, INC.
MURPHY FUNERAL SERVICE, INC.
OTTO REDANZ FUNERAL HOME, INC.
S.E. ACQUISITION OF FREDONIA, NEW YORK, INC.
STRONG & BURNS FUNERAL HOME, INC.
CATAWBA MEMORIAL PARK, INC.
EVANS FUNERAL HOME, INC.
GARRETT — HILLCREST, INC.
MCLAURIN’S FUNERAL HOME, INC.
MONTLAWN MEMORIAL PARK, INC.
S.E. CEMETERIES OF NORTH CAROLINA, INC.

S.E. FUNERAL HOMES OF NORTH CAROLINA, INC.
AMLING/SCHROEDER FUNERAL SERVICE, INC.
CASCADE CREMATORY, INC.
CHAPEL OF THE ROSES, INC.
CHAPEL OF THE VALLEY FUNERAL HOME, INC.
DUTTON, INC.
J.P. FINLEY AND SON MORTUARY, INC.
S.E. ACQUISITION OF MYRTLE CREEK, OREGON, INC.
S.E. ACQUISITION OF OREGON, INC.
S.E. ACQUISITION OF REEDSPORT, OREGON, INC.
S.E. BEND NR, INC.
S.E. BEND TDHM, INC.
S.E. GREENWOOD, INC.
SUNSET HILLS MEMORIAL PARK
BENJAMIN FRANKLIN P. M., INC.
GEORGE WASHINGTON MEMORIAL PARK, INC.
KIRK & NICE SUBURBAN CHAPEL, INC.
KIRK & NICE, INC.
PET HAVEN, INC.
S.E. ACQUISITION OF PENNSYLVANIA, INC.
SUNSET MEMORIAL PARK COMPANY
DUNBAR FUNERAL HOME, INC.
S.E. CEMETERIES OF SOUTH CAROLINA, INC.
S.E. COMBINED SERVICES OF SOUTH CAROLINA, INC.
S.E. FUNERAL HOMES OF SOUTH CAROLINA, INC.
MONTE VISTA BURIAL PARK, INC.
MT. JULIET MEMORIAL GARDENS, INC.
NAVE FUNERAL HOME OF LEBANON, INC.
S.E. COMBINED SERVICES OF TENNESSEE, INC.
S.E. FUNERAL HOMES OF TENNESSEE, INC.
THE NASHVILLE HISTORIC CEMETERY ASSOCIATION, INC.
ABBEY PLAN OF TEXAS, INC.
BELEW FUNERAL HOME, INC.
EMERALD HILLS FUNERAL CORPORATION
GUARDIAN CREMATION SOCIETY, INC.
LYONS FUNERAL HOME, INC.
PASADENA FUNERAL HOME, INC.
S.E. CEMETERIES OF TEXAS, INC.
S.E. FUNERAL HOMES OF TEXAS, INC.
SIMPLICITY PLAN OF TEXAS, INC.
CLINCH VALLEY MEMORIAL CEMETERY, INC.
EVERLY FUNERAL HOMES, INCORPORATED
EVERLY PFP, INC.
MONTICELLO MEMORY GARDENS, INC.
S.E. CEMETERIES OF VIRGINIA, INC.
S.E. FUNERAL HOMES OF VIRGINIA, INC.
CREMATION SOCIETY NORTHWEST, INC.
E.R. BUTTERWORTH & SONS
S.E. ACQUISITION OF WASHINGTON, INC.
S.E.E.S. OF VANCOUVER, INC.
BARTLETT-BURDETTE-COX FUNERAL HOME, INC.
CASDORPH & CURRY FUNERAL HOME, INC.

EASTERN CEMETERY ASSOCIATES, INC.
KANAWHA PLAZA PARTNERSHIP
KLINGEL-CARPENTER MORTUARY, INC.
LOI CHARLESTON, INC.
NATIONAL EXCHANGE TRUST, LTD.
NATIONAL FUNERAL SERVICES, INCORPORATED
S.E. ACQUISITION OF MALDEN, WEST VIRGINIA, INC.
S.E. CEMETERIES OF WEST VIRGINIA, INC.
S.E. FUNERAL HOMES OF WEST VIRGINIA, INC.
WILSON FUNERAL HOME, INC.
S.E. CEMETERIES OF WISCONSIN, INC.

By:	/s/ Thomas M. Kitchen

Thomas M. Kitchen
Authorized Representative
     Each person whose signature appears below appoints Thomas J. Crawford, Thomas M. Kitchen or Lewis J. Derbes, Jr. or any one of them as such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities including in his capacity as a director and/or officer of any of the above-listed entities, to execute and to file any pre-effective or post-effective amendments to this Registration Statement and any subsequent registration statement for the same offering that may be filed under Rule 462(b) that any such attorneys shall deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with the Registration Statement, which amendments may make such changes in such Registration Statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with the Registration Statement; and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Crawford
Thomas J. Crawford (Principal Executive Officer)	Principal Executive Officer	September 6, 2007

/s/ Thomas M. Kitchen
Thomas M. Kitchen (Principal Financial Officer)	Principal Financial Officer and a Director	September 6, 2007

/s/ Angela M. Lacour
Angela M. Lacour (Principal Accounting Officer)	Principal Accounting Officer	September 6, 2007

/s/ Lewis J. Derbes, Jr.
Lewis J. Derbes, Jr.	Director	September 6, 2007

/s/ Martin R. de Lauréal
Martin R. de Lauréal	Director	September 6, 2007

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Amended and Restated Articles of Incorporation of the Company, as amended and restated as of April 20, 2006 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2006)

3.2	By-laws of the Company, as amended and restated as of April 20, 2006 (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2006)

4.1	See Exhibits 3.1 and 3.2 for provisions of the Company’s Amended and Restated Articles of Incorporation, as amended, and By-laws, as amended defining the rights of holders of Class A and Class B common stock

4.2	Specimen of Class A common stock certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 33-42336) filed with the Commission on October 7, 1991)

4.3	Rights Agreement dated as of October 28, 1999, between Stewart Enterprises, Inc. and ChaseMellon Shareholder Services, L.L.C. as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Form 8-A dated November 3, 1999)

4.4	Amendment No. 1 to the Rights Agreement dated June 26, 2007 between Stewart Enterprises, Inc., and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.4 to the Company’s 8-K dated June 21, 2007)

4.5	Amended and Restated Credit Agreement dated November 19, 2004 by and among the Company, Empresas Stewart-Cementerios and Empresas Stewart-Funerarias, as Borrowers, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer and The Other Lenders party hereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 22, 2004)

4.6	Indenture dated as of February 11, 2005 by and among Stewart Enterprises, Inc., the Guarantors thereunder and U.S. Bank National Association, as Trustee, with respect to the 6.25 percent Senior Notes due 2013 (including form of 6.25 percent Senior Note due 2013) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated February 11, 2005)

4.7	Indenture dated June 27, 2007 by and among Stewart Enterprises, Inc., the guarantors named therein and U.S. Bank National Association, as trustee, with respect to the 3.125% Senior Convertible Notes due 2014 (including form of 3.125% Senior Convertible Notes due 2014) (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K dated June 21, 2007)

4.8	Indenture dated June 27, 2007 by and among Stewart Enterprises, Inc., the guarantors named therein and U.S. Bank National Association, as trustee, with respect to the 3.375% Senior Convertible Notes due 2016 (including form of 3.375% Senior Convertible Notes due 2016) (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K dated June 21, 2007)

4.9	Registration Rights Agreement dated June 27, 2007 by and among Stewart Enterprises, Inc., the guarantors named therein and the Initial Purchasers (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K dated June 21, 2007)

*5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. (with respect to the Class A common stock)

*5.2	Opinion of Davis, Polk & Wardwell (with respect to the notes)

*12.1	Computation of Ratio of Earnings to Fixed Charges

*23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. (included in Exhibit 5.1)

E-1

Exhibit No.	Document Description

23.3	Consent of Davis Polk &Wardwell (included in Exhibit 5.2)

24.1	Powers of Attorney (included in the signature pages to this registration statement)

*25.1	Statement of Eligibility of Trustee on Form T-1

*	Filed herewith.

E-2